Exhibit 10(a)57













                          PLANT MCINTOSH

                        COMBUSTION TURBINE

                      PURCHASE AND OWNERSHIP

                     PARTICIPATION AGREEMENT



                             between



                      GEORGIA POWER COMPANY



                               and



               SAVANNAH ELECTRIC AND POWER COMPANY



                  Dated as of December 15, 1992

                          Plant McIntosh

                        Combustion Turbine

          Purchase and Ownership Participation Agreement

                        Table of Contents


                                                             Page

 1.  DEFINITIONS                                                1
     (a)   ADDITIONAL PLANT MCINTOSH CTS                        1
     (b)   AFFILIATE                                            3
     (c)   AGENCY FUNCTIONS                                     3
     (d)   AGENT                                                3
     (e)   ARMY CORPS OF ENGINEERS                              3
     (f)   ASSIGNMENT OF CT PURCHASE AGREEMENT                  3
     (g)   BUSINESS DAY                                         3
     (h)   CAPITAL ACCOUNT                                      4
     (i)   CAPITAL BUDGET                                       4
     (j)   CLOSING                                              4
     (k)   COLLATERAL DOCUMENTS                                 4
     (l)   COMMERCIAL OPERATION                                 4
     (m)   CONSTRUCTION ACCOUNT                                 4
     (n)   CONSTRUCTION BUDGET                                  5
     (o)   COST OF CONSTRUCTION                                 5
     (p)   CT COMMON FACILITIES                                 6
     (q)   CT COMMON FACILITIES SITE                            7
     (r)   CT FUEL SUPPLY                                       7
     (s)   DUE DILIGENCE                                        7
     (t)   EXECUTION AND DELIVERY                               7
     (u)   FERC                                                 7
     (v)   FORCE MAJEURE EVENT                                  7
     (w)   FUEL COSTS                                           8
     (x)   FUEL OIL TANK                                        8
     (y)   GEPD                                                 8
     (z)   GOVERNMENTAL AUTHORITY                               8
     (aa)  GPC PLANT MCINTOSH CTS                               9
     (ab)  GPC PLANT MCINTOSH CTS SITE                          9
     (ac)  GPSC                                                 9
     (ad)  INDENTURE                                            9
     (ae)  LEASE                                                9
     (af)  LEGAL REQUIREMENTS                                   9
     (ag)  OPERATING ACCOUNT                                   10
     (ah)  OPERATING AGREEMENT                                 10
     (ai)  OPERATING BUDGET                                    10
     (aj)  OPERATING COSTS                                     10
     (ak)  PARTICIPANTS                                        10

     (al)  PARTY                                               10
     (am)  PLANT MCINTOSH                                      10
     (an)  PLANT MCINTOSH CT NOS. 01 AND 02                    11
     (ao)  PLANT MCINTOSH CT NOS. 03 AND 04                    12
     (ap)  PLANT MCINTOSH CT NOS. 05 AND 06                    14
     (aq)  PLANT MCINTOSH CT NOS. 07 AND 08                    15
     (ar)  PLANT MCINTOSH CT PROJECT                           17
     (as)  PLANT MCINTOSH CTS                                  17
     (at)  PLANT MCINTOSH CTS SITE                             17
     (au)  1994 PLANT MCINTOSH CTS                             17
     (av)  1995 PLANT MCINTOSH CTS                             17
     (aw)  PLANT MCINTOSH SITE                                 17
     (ax)  PRIME RATE                                          17
     (ay)  PRO FORMA OWNERSHIP INTEREST                        18
     (az)  PROJECT MANAGEMENT BOARD                            18
     (ba)  PRUDENT UTILITY PRACTICE                            18
     (bb)  PURCHASE PRICE                                      19
     (bc)  RELEASE                                             19
     (bd)  RENT                                                19
     (be)  SAVANNAH PLANT MCINTOSH CTS                         19
     (bf)  SAVANNAH PLANT MCINTOSH CTS SITE.                   19
     (bg)  SCSI                                                19
     (bh)  SEC                                                 20
     (bi)  SITE REPRESENTATIVE                                 20
     (bj)  THE SOUTHERN COMPANY                                20
     (bk)  UNIFORM SYSTEM OF ACCOUNTS                          20

 2.  REPRESENTATIONS AND WARRANTIES                            20
     (a)   GPC REPRESENTATIONS AND WARRANTIES                  20
            (i)  Organization and Existence                    20
           (ii)  Due Authorization                             20
          (iii)  Litigation                                    21
           (iv)  No Material Violation, No Material
                 Impairment.                                   21
            (v)  Approvals                                     22
     (b)   SAVANNAH REPRESENTATIONS AND WARRANTIES             22
            (i)  Organization and Existence                    22
           (ii)  Due Authorization                             22
          (iii)  Litigation                                    23
           (iv)  No Material Violation, No Material
                 Impairment                                    23
            (v)  Approvals                                     24

3.   SALE TO GPC OF AN UNDIVIDED OWNERSHIP INTEREST IN
     CERTAIN OF THE CT COMMON FACILITIES EQUIPMENT             24
     (a)   SALE OF ASSETS                                      24
     (b)   PURCHASE PRICE AND PAYMENT                          24
     (c)   CLOSING                                             25

 4.  LEASE TO GPC OF THE GPC PLANT MCINTOSH CTS SITE AND THE
     CT COMMON FACILITIES SITE                                 26
     (a)   LEASE OF LAND                                       26
     (b)   RENT AND PAYMENT                                    27
     (c)   EXECUTION AND DELIVERY                              27
     (d)   AMENDMENT OF LEASE IN CONNECTION WITH THE
           CONSTRUCTION OF ONE OR MORE ADDITIONAL PLANT
           MCINTOSH CTS                                        28

 5.  AGENCY                                                    29
     (a)   APPOINTMENT                                         29
     (b)   AUTHORITY AND RESPONSIBILITY                        29
     (c)   LIABILITY, REMEDIES AND LIMITATIONS OF LIABILITY    31
     (d)   MANAGEMENT AND CONSTRUCTION AUDITS                  33
     (e)   ON-SITE OBSERVATION AND INSPECTION                  33
     (f)   INDEMNIFICATION                                     34
     (g)   AVAILABILITY OF RECORDS                             34
     (h)   RIGHT TO COPIES                                     34
     (i)   PLANT TOURS                                         35
     (j)   BILLING AND ACCOUNTING                              35
     (k)   PLANT MCINTOSH CT PROJECT MANAGEMENT BOARD          35
     (l)   RECORD KEEPING                                      35

6.  OWNERSHIP, RIGHTS AND OBLIGATIONS                          36
     (a)   OWNERSHIP                                           36
     (b)   NONPAYMENT                                          37
     (c)   ALIENATION AND ASSIGNMENT                           39
     (d)   DAMAGE OR DESTRUCTION                               43
     (e)   TAXES                                               44
     (f)   INSURANCE                                           45
     (g)   RESERVED                                            46
     (h)   POLLUTION CONTROL AND OTHER FACILITIES              46
     (i)   NO IMPUTATION OF KNOWLEDGE                          46
     (j)   CONSTRUCTION BUDGETS AND SCHEDULES                  47
     (k)   PAYMENTS MADE DURING CONSTRUCTION                   48
     (l)   CONSTRUCTION ACCOUNT                                52
     (m)   SHARING OF COSTS - GENERAL                          54

 7.  CERTAIN ADDITIONAL AGREEMENTS AMONG THE PARTICIPANTS      55
     (a)   NO ADVERSE DISTINCTION                              55
     (b)   COOPERATION                                         55
     (c)   APPROVALS                                           55
     (d)   COMPLIANCE WITH LAWS AND ENVIRONMENTAL MATTERS      55
     (e)   SAFETY                                              56
     (f)   EQUAL EMPLOYMENT OPPORTUNITY AND CIVIL RIGHTS       57

 8.  CONDITIONS PRECEDENT TO EXECUTION AND DELIVERY            57
     (a)   SAVANNAH'S CONDITIONS                               57

            (i)  Representations and Warranties Correct;
                 Performance by GPC                            57
           (ii)  Litigation Certificate                        58
          (iii)  Other Documents                               58
           (iv)  Opinion of GPC's Counsel                      58
     (b)   GPC'S CONDITIONS                                    59
            (i)  Representations and Warranties Correct;
                 Performance by Savannah                       59
           (ii)  Litigation Certificate                        59
          (iii)  Collateral Documents                          60
           (iv)  Title Insurance                               60
            (v)  No Material Change                            60
           (vi)  Opinion of Savannah's Counsel                 60
          (vii)  Due Diligence Satisfactory                    61
     (c)   MUTUAL CONDITIONS                                   61

 9.  CONDITIONS PRECEDENT TO CLOSING                           62
     (a)   SAVANNAH'S CONDITIONS                               62
            (i)  Representations and Warranties Correct;
                 Performance by GPC                            62
           (ii)  Litigation Certificate                        62
          (iii)  Other Documents                               63
           (iv)  Opinion of GPC's Counsel                      63
     (b)   GPC'S CONDITIONS                                    64
            (i)  Representations and Warranties Correct;
                 Performance by Savannah                       64
           (ii)  Litigation Certificate                        64
          (iii)  Collateral Documents                          64
               (iv)  No Material Change                        65
          (v)  Opinion of Savannah's Counsel                   65
          (vi)  Due Diligence Satisfactory                     66
     (c)   MUTUAL CONDITIONS                                   66

 10. MISCELLANEOUS                                             66
     (a)   SURVIVAL                                            66
     (b)   FURTHER ASSURANCES                                  67
     (c)   GOVERNING LAW                                       67
     (d)   NOTICE                                              67
     (e)   SECTION HEADINGS NOT TO AFFECT MEANING              68
     (f)   NO PARTNERSHIP                                      68
     (g)   TIME OF ESSENCE                                     68
     (h)   AMENDMENTS                                          68
     (i)   SUCCESSORS AND ASSIGNS                              68
     (j)   COUNTERPARTS                                        68
     (k)   "AS IS" SALE                                        68
     (l)   COMPUTATION OF PERCENTAGE UNDIVIDED OWNERSHIP
           INTEREST                                            69
     (m)   SUCCESSOR AGENT                                     69
     (n)   THE PLANT MCINTOSH CT UNITS                         70



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






     (o)   INSPECTION PRIOR TO EXECUTION AND DELIVERY AND
           PRIOR TO CLOSING                                    70
     (p)   CONTINUING DUE DILIGENCE                            70
     (q)   SEVERAL AGREEMENTS                                  71
     (r)   SPECIAL PROVISIONS RELATING TO THE CT COMMON
           FACILITIES                                          71
     (s)   CONSTRUCTION OF "INCLUDING"                         71
     (t)   NO DELAY                                            71
     (u)   OBLIGATION TO CONVEY INTERESTS IN THE CT COMMON
           FACILITIES                                          72










































                               -v-
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Exhibits

A    Description of land for Plant McIntosh CTs

     A1/2 Drawing depicting approximate location of land for Plant McIntosh CT Nos. 01 and 02

     A3/4 Drawing depicting approximate location of land for Plant McIntosh CT Nos. 03 and 04

     A5/6 Drawing depicting approximate location of land for Plant McIntosh CT Nos. 05 and 06

     A7/8 Drawing depicting approximate location of land for Plant McIntosh CT Nos. 07 and 08

     A9-16 Drawing depicting approximate location of land for Additional Plant McIntosh CTs

B Drawing depicting approximate location of land constituting the CT Common Facilities Site

C    DELETED

D Form of bill of sale for sale to GPC of undivided ownership interest in certain of the CT Common Facilities

E Form of lease for conveyance to GPC of leasehold interests in the GPC Plant McIntosh CTs Site and the CT Common
     Facilities Site

F    Description of land constituting the Plant McIntosh Site

G    Schedule of Permitted Exceptions


















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     THIS PLANT MCINTOSH COMBUSTION TURBINE PURCHASE AND
OWNERSHIP PARTICIPATION AGREEMENT (the "Agreement"), dated as of December 15, 1992, is between GEORGIA POWER COMPANY, a corporation organized and existing under the laws of the State of Georgia ("GPC"), and SAVANNAH ELECTRIC AND POWER COMPANY, a corporation organized and existing under the laws of the State of Georgia ("Savannah").

                       W I T N E S S E T H:

     A. GPC and Savannah desire and intend to establish their respective ownership rights in the Plant McIntosh CTs, in the CT Common Facilities and in the CT Fuel Supply on and subject to the terms and provisions hereof and by an Operating Agreement, dated as of the date hereof between GPC and Savannah pertaining to the Plant McIntosh CTs, the CT Common Facilities and the CT Fuel Supply, to provide for the planning, licensing, design, procurement, construction, acquisition, completion, testing, startup, management, control, operation, maintenance, renewal, addition, replacement, modification and disposal of the Plant McIntosh CTs, the CT Common Facilities and the CT Fuel Supply and for the entitlement and use of capacity and energy from the Plant McIntosh CTs and the sharing of the costs thereof and of the CT Common Facilities and the CT Fuel Supply.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, GPC and Savannah hereby agree as follows:

 1. DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated which meanings shall be equally applicable to both singular and plural forms of such terms except when otherwise expressly provided:

     (a)   ADDITIONAL PLANT MCINTOSH CTS.  The "Additional Plant
McIntosh CTs" shall consist of:

            (i) That certain real property upon which may be constructed and located one or more of eight (8) complete combustion turbine-generator units to be known as the Additional Plant McIntosh CTs, the exact legal description for which land shall be determined upon completion of such construction, and which shall comprise a parcel of land approximately 800 feet by 300 feet, and which parcel is approximately shown as crosshatched and labeled as the "Additional CTs Parcel" on Exhibit A9-16 hereof and incorporated herein (which parcel shall be reduced, as necessary, to suit the actual number of individual Additional Plant McIntosh CTs constructed), together with all such additional land, appurtenant easements or other rights therein as may hereafter be acquired for the purposes specified in subsection (iii) of this Section 1(a). GPC and Savannah agree that the exact legal description for the aforedescribed parcel of land shall be substituted for Exhibit A9-16 hereof upon completion of the survey of such parcel of land and the approval of such survey by GPC, and such legal description shall become a part hereof automatically upon such substitution;

           (ii) All personal property comprising the combustion turbine-generator units to be known as the Additional Plant McIntosh CTs, including, without limitation, eight complete combustion turbine-generator units, the enclosures housing the same and the main step-up transformers which are to be used solely in connection with the Additional Plant McIntosh CTs, all as the foregoing list of personal property may be modified or supplemented at the closing;

          (iii) Such additional land, easements or other rights therein as may be acquired, and such additional facilities and other tangible property as may be acquired, constructed, installed or replaced solely in connection with the Additional Plant McIntosh CTs or any one or more of them; provided that (A) the cost of such additional land, easements or other rights therein or of such additional facilities or other tangible property shall be properly recordable in accordance with the Uniform System of Accounts, (B) such additional land, easements or other rights therein or such additional facilities or other tangible property shall have been acquired, constructed, installed or replaced for the use of the Participants having an ownership interest in the personal property comprising the Additional Plant McIntosh CTs under and subject to the provisions of this Agreement, and (C) the acquisition of such additional land, easements or other rights therein or the acquisition, construction, installation or replacement of such additional facilities or other tangible property shall (1) be necessary in order to keep the Additional Plant McIntosh CTs (or any one or more of them) in good operating condition or to satisfy the requirements of any Governmental Authority having jurisdiction over the Additional Plant McIntosh CTs, or (2) be agreed to by the Participants having an ownership interest in the personal property comprising the Additional Plant McIntosh CTs; and

           (iv) Existing intangible property rights, and such additional intangible property rights as may be hereafter acquired, associated with the planning, licensing, design, construction, acquisition, completion, testing, startup, management, control, operation, maintenance, renewal, addition, replacement, modification and disposal of any of the items in this Section 1(a).

     (b) AFFILIATE. An "Affiliate" of a Participant shall mean any corporation, partnership (limited or general) or other person or entity controlling, under common control with, or controlled by such Participant.

     (c) AGENCY FUNCTIONS. The "Agency Functions" shall mean those activities which the Agent shall undertake on behalf of the Participants which relate to the planning, design, licensing, procurement, acquisition (other than acquisition by GPC of a leasehold interest in the GPC Plant McIntosh CTs Site and the CT Common Facilities Site and of an undivided ownership interest in certain of the CT Common Facilities equipment pursuant to this Agreement), construction, completion, testing, startup, management, control, operation, maintenance, renewal, addition, replacement, modification and disposal of the Plant McIntosh CTs, the CT Common Facilities and the CT Fuel Supply, as the case may be, under this Agreement, and the Operating Agreement.

     (d) AGENT. "Agent" shall mean Savannah or its successors with respect to its rights and obligations in the performance of the Agency Functions on behalf of the Participants with respect to the Plant McIntosh CTs, the CT Common Facilities and the CT Fuel Supply. The term "Agent" shall also mean and refer to Savannah (or its successor as Agent) acting on its own behalf with respect to the Savannah Plant McIntosh CTs, the CT Common Facilities and the CT Fuel Supply for so long as Savannah (or its successor as Agent) owns an undivided ownership interest in the Savannah Plant McIntosh CTs, the CT Common Facilities, and the CT Fuel Supply, respectively.

     (e) ARMY CORPS OF ENGINEERS. The "Army Corps of Engineers" shall refer to the United States Army Corps of Engineers, a subdivision of the United States Department of Defense, or any entity succeeding to the powers and functions thereof.

     (f) ASSIGNMENT OF CT PURCHASE AGREEMENT. The "Assignment of CT Purchase Agreement" shall refer to that certain Assignment of Contract between SCSI and Savannah dated April 22, 1992 under which SCSI assigned to Savannah that certain Agreement for the Purchase and Sale of Combustion Turbine Generators and Auxiliaries between ABB Energy Services, Inc. and SCSI dated as of January 31, 1991, as amended by that certain Amendment Number One, dated as of April 22, 1992.

     (g) BUSINESS DAY. A "Business Day" shall be any Monday, Tuesday, Wednesday, Thursday or Friday other than a day which has been established by law or required by executive order as a holiday for any commercial banking institution in the State of Georgia.

     (h) CAPITAL ACCOUNT. The "Capital Account" shall refer to the separate, interest bearing account or accounts, in a bank or banks, the deposits in which are insured, subject to applicable limits, by the Federal Deposit Insurance Corporation and which meets or meet all applicable requirements imposed upon depositories of Savannah, established by Savannah as Agent, pursuant to the terms of the Operating Agreement, for the payment of additional Cost of Construction and Fuel Costs.

     (i) CAPITAL BUDGET. The "Capital Budget" shall refer to the budgets pertaining to additional Cost of Construction and Fuel Costs for that portion of the Plant McIntosh CT Project which has achieved Commercial Operation to be delivered to the Participants pursuant to the terms of Section 2(c), DEVELOPMENT OF BUDGETS, PLANS AND SCHEDULES, of the Operating Agreement.

     (j) CLOSING. The "Closing" shall have the meaning assigned in Section 3(c), CLOSING, hereof.

     (k) COLLATERAL DOCUMENTS. The "Collateral Documents" shall refer to the Operating Agreement and the Assignment of the CT Purchase Agreement, collectively.

     (l) COMMERCIAL OPERATION. "Commercial Operation" shall refer to the date or dates when any of the Plant McIntosh CTs are completed and declared fully operable by Savannah, as Agent for the Participants with respect to construction; provided, however, that none of the Additional Plant McIntosh CTs shall be included in the Plant McIntosh CTs until such time as one or more Participants provide written notice to the other Participants that they are planning to construct one or more of the Additional Plant McIntosh CTs, as the case may be, in order to serve such Participants' energy needs. It is the intent of the Parties that Plant McIntosh CT Nos. 07 and 08 achieve Commercial Operation on January 24, 1994 (unit No. 08) and February 28, 1994 (unit No.
07), that Plant McIntosh CT Nos. 05 and 06 achieve Commercial Operation on March 9, 1994 (unit No. 06) and April 7, 1994 (unit No. 05), that Plant McIntosh CT Nos. 03 and 04 achieve Commercial Operation on May 5, 1994 (unit No. 04) and June 3, 1994 (unit No.
03), and that Plant McIntosh CT Nos. 01 and 02 achieve Commercial Operation on April 13, 1995 (unit No. 02) and May 26, 1995 (unit No. 01).

     (m) CONSTRUCTION ACCOUNT. The "Construction Account" shall refer to the separate, interest bearing account or accounts, in a bank or banks, the deposits in which are insured, subject to applicable limits, by the Federal Deposit Insurance Corporation and which meets or meet all applicable requirements imposed upon depositories of Savannah, established by Savannah as Agent, pursuant to the terms of this Agreement, for the payment of Cost of Construction.

     (n) CONSTRUCTION BUDGET. The "Construction Budget" shall refer to the budgets pertaining to the Cost of Construction to be delivered to the Participants pursuant to the terms of
Section 6(j), CONSTRUCTION BUDGETS AND SCHEDULES, hereof.

     (o) COST OF CONSTRUCTION. The "Cost of Construction" shall refer to all costs incurred by Savannah, as Agent, for the Participants in connection with the planning, design, licensing, procurement, acquisition, construction, completion, testing, startup, renewal, addition, modification, replacement or disposal of the Plant McIntosh CTs and the CT Common Facilities, or any portion thereof, including, without limitation, that portion of administrative and general expenses incurred by Savannah, as Agent, which is properly and reasonably allocable to the Plant McIntosh CTs and the CT Common Facilities and for which Savannah has not been otherwise reimbursed by the Participants, which costs are properly recordable in accordance with the Electric Plant Instructions and in appropriate accounts as set forth in the Uniform System of Accounts, and shall also include all costs incurred by Savannah, as Agent for the Participants in connection with the purchase and acquisition of (i) the initial supply of fuel for the Plant McIntosh CTs to the extent such fuel is consumed by any of the Plant McIntosh CTs prior to the respective dates of Commercial Operation of such Plant McIntosh CTs, including, without limitation, that portion of administrative and general expenses incurred by Savannah, as Agent, which is properly and reasonably allocable to such acquisition of fuel for the Plant McIntosh CTs and for which Savannah has not been otherwise reimbursed by the Participants, and (ii) the initial supply of spare parts, and any replacements for such spare parts utilized during pre-Commercial Operation construction activities, for the Plant McIntosh CTs and the CT Common Facilities, including, without limitation, that portion of administrative and general expenses incurred by Savannah, as Agent, which is properly and reasonably allocable to such acquisition of spare parts and for which Savannah has not been otherwise reimbursed by the Participants; provided, however, that Cost of Construction shall not include (i) costs incurred by Savannah in connection with the draining and cleaning (except sand-blasting) of the existing Fuel Oil Tank as preparatory to its becoming part of the CT Common Facilities, (ii) interest cost attributable to the carrying of any Participant's respective investment in the Plant McIntosh CTs or the CT Common Facilities, or (iii) costs and expenses incurred by any Participant in connection with the development of this Agreement or the Collateral Documents.

     (p) CT COMMON FACILITIES. The "CT Common Facilities" shall consist of:

            (i) All the property, both real and personal, used or intended to be used in common by, or in connection with, the Plant McIntosh CTs, including, without limitation, (A) all that certain real property which is used or intended to be used in connection with the Plant McIntosh CTs, which real property is approximately shown as crosshatched on the site plan attached hereto as Exhibit B and made a part hereof, the exact legal description of which land shall be determined upon completion of construction of the equipment and facilities comprising a portion of the CT Common Facilities, GPC and Savannah hereby agreeing that the exact legal description for such parcel shall be substituted for Exhibit B hereof upon completion of the survey of such parcel of land and the approval of such survey by GPC and Savannah, and such legal description shall become a part hereof automatically upon such substitution, and (B) starting modules, service building, the fuel oil storage tank or tanks, the fuel oil distribution system, the improvements to the fire protection system, the water storage tank and water distribution system, the natural gas system, all switchyard equipment and facilities excluding the generator step-up transformers, the transmission line or lines connecting the Plant McIntosh CT Project switchyard to the existing Plant McIntosh 230 kv switchyard, and all miscellaneous property improvements such as roadways, fencing and lighting but excluding the CT Fuel Supply;

           (ii) Such additional land or rights therein as may be acquired, and such additional facilities and other tangible property as may be acquired, constructed, installed or replaced, and which are used or intended to be used in common by, or in connection with, the Plant McIntosh CTs, (but excluding any such additional tangible property as may constitute a portion of the CT Fuel Supply), provided that
     (A) the cost of such additional land or rights therein or of such additional facilities or other tangible property shall be properly recordable in accordance with the Uniform System of Accounts, (B) such additional land or rights therein or such additional facilities or other tangible property shall have been acquired, constructed, installed or replaced for the common use of the Participants under and subject to the provisions of this Agreement, and (C) the acquisition of such additional land or rights therein or the acquisition, construction, installation or replacement of such additional facilities or other tangible property shall (1) be necessary in order to keep the Plant McIntosh CT Project in good operating condition or to satisfy the requirements of any Governmental Authority having jurisdiction over the Plant McIntosh CT Project, or (2) be mutually agreed to by the Participants; and

          (iii) Existing intangible property rights, and such additional intangible property rights as may hereafter be acquired, associated with the planning, licensing, design, construction, acquisition, completion, testing, startup, operation, renewal, addition, replacement, modification and disposal of any of the items described in clauses (i) through (iii) of this Section 1(p).

     (q) CT COMMON FACILITIES SITE. The "CT Common Facilities Site" shall refer to so much of the CT Common Facilities as constitutes real property. The CT Common Facilities Site is a subset of the Plant McIntosh Site and is a separate and distinct parcel of land from the GPC Plant McIntosh CTs Site and the Savannah Plant McIntosh CTs Site.

     (r) CT FUEL SUPPLY. The "CT Fuel Supply" shall mean the fossil fuel supply of oil maintained in the fuel oil storage tank or of natural gas provided by pipeline, as the case may be, for the Plant McIntosh CTs pursuant to Section 3(c), FOSSIL FUEL, of the Operating Agreement.

     (s) DUE DILIGENCE. "Due Diligence" shall have the meaning assigned in Section 10(p), CONTINUING DUE DILIGENCE, hereof.

     (t) EXECUTION AND DELIVERY. The "Execution and Delivery" shall have the meaning assigned in Section 4(c), EXECUTION AND
DELIVERY, hereof.

     (u)   FERC.  The "FERC" shall mean the Federal Energy
Regulatory Commission or any entity succeeding to the powers and functions thereof.

     (v) FORCE MAJEURE EVENT. A "Force Majeure Event" shall refer to any event which occurs due to no fault of the Party asserting the occurrence of such event, and which is beyond the reasonable control of such Party, including, but not limited to: strike or other labor difficulty or dispute; lockout; act of God; change in Legal Requirements; absence as of any particular time of precise engineering and scientific knowledge generally available to fashion a method for compliance with Legal Requirements or absence as of any particular time of appropriate technology generally available which may be required for compliance with Legal Requirements; act or omission of any Governmental Authority; act or omission of any third party other than the Party asserting a Force Majeure Event; act of a public enemy; expropriation or confiscation of facilities; riot; rebellion; sabotage; embargo; blockade; quarantine; restriction; epidemic; accident; wreck or delay in transportation; unavailability or shortage of fuel, power, material or labor; equipment failure; declared or undeclared war; or damage resulting from wind, lightning, fire, flood, earthquake, explosion or other physical disaster; provided, however, that no Party shall be required by the foregoing provisions to settle a strike, lockout or other labor difficulty or dispute except when, according to its own best judgment, such a settlement seems advisable.

     (w) FUEL COSTS. The "Fuel Costs" shall mean all costs incurred by the Agent for the Participants that are allocable to the acquisition, processing, transportation, delivering, handling, storage, accounting, analysis, measurement and disposal of fuel for the CT Fuel Supply, including, without limitation, any advance payments in connection therewith, less credits related to such costs applied as appropriate, and including, without limitation, that portion of administrative and general expenses which is properly and reasonably allocable to acquisition and management of fuel for the CT Fuel Supply and for which the Agent has not been otherwise reimbursed by the Participants; provided, however, that Fuel Costs shall not include any costs allocable to the purchase and acquisition of the initial supply of fuel for the Plant McIntosh CT Project to the extent such fuel is consumed by any of the Plant McIntosh CTs prior to the respective dates of Commercial Operation of such Plant McIntosh CTs.

     (x) FUEL OIL TANK. The "Fuel Oil Tank" shall refer to the existing nine million gallon fuel oil storage tank, wholly owned by Savannah prior to the Closing, a percentage undivided ownership interest in which will be conveyed to GPC at the Closing, and which shall be used to store water for the Plant
McIntosh CTs.

     (y)   GEPD.  The "GEPD" shall refer to the Georgia
Environmental Protection Division of the Georgia Natural
Resources Department, a subdivision of the State of Georgia, or any entity succeeding to the powers and functions thereof.

     (z) GOVERNMENTAL AUTHORITY. A "Governmental Authority" shall mean any local, state, regional or federal administrative, legal, judicial, or executive agency, court, commission, department or other entity, but excluding any agency, commission, department or other such entity acting in its capacity as lender, guarantor or mortgagee.

     (aa) GPC PLANT MCINTOSH CTS. The "GPC Plant McIntosh CTs" shall refer collectively to Plant McIntosh CT Nos. 01 and 02, Plant McIntosh CT Nos. 03 and 04, Plant McIntosh CT Nos. 07 and 08, and one or more of the Additional Plant McIntosh CTs, any one of which shall be a GPC Plant McIntosh CT; provided, however, that none of the Additional Plant McIntosh CTs shall be included in the GPC Plant McIntosh CTs until such time as GPC provides written notice to Savannah that GPC is planning to construct one or more of the Additional Plant McIntosh CTs, as the case may be, in order to serve GPC's energy needs; and provided further that the GPC Plant McIntosh CTs shall not include any GPC Plant McIntosh CT which GPC decides shall not be constructed and which is so identified in a written notice to Savannah.

     (ab)  GPC PLANT MCINTOSH CTS SITE.  The "GPC Plant McIntosh
CTs Site" shall refer to so much of the GPC Plant McIntosh CTs as constitutes real property.

     (ac)  GPSC.  The "GPSC" shall mean the Georgia Public
Service Commission or any governmental agency succeeding to the powers and functions thereof.

     (ad) INDENTURE. The "Indenture" shall refer to that certain Indenture dated as of March 1, 1945, from Savannah to NationsBank of Georgia, National Association, as Trustee, as amended and supplemented to the date hereof.

     (ae)  LEASE.  The "Lease" shall have the meaning assigned in
Section 4(a), LEASE OF LAND, hereof.

     (af) LEGAL REQUIREMENTS. "Legal Requirements" shall mean all laws, codes, ordinances, orders, judgments, decrees, injunctions, licenses, rules, permits, approvals, regulations and requirements of every Governmental Authority having jurisdiction over the matter in question, whether federal, state or local, which may be applicable to Savannah, as Agent, or any Participant, as required by the context in which used, or to the Plant McIntosh CT Project, or to the use, manner of use, occupancy, possession, planning, licensing, design, procurement, construction, acquisition, testing, startup, operation, maintenance, management, control, addition, renewal, modification, replacement or disposal of the Plant McIntosh CT Project, or any portion or portions thereof.

     (ag) OPERATING ACCOUNT. The "Operating Account" shall refer to the separate, interest bearing account or accounts, in a bank or banks, the deposits in which are insured, subject to applicable limits, by the Federal Deposit Insurance Corporation and which meets or meet all applicable requirements imposed upon depositories of Savannah, established by Savannah as Agent, pursuant to the terms of the Operating Agreement, for the payment of Operating Costs.

     (ah) OPERATING AGREEMENT. "Operating Agreement" shall refer to that certain Plant McIntosh Combustion Turbine Operating
Agreement, dated as of the date hereof, between GPC and Savannah, as such agreement may be amended from time to time.

     (ai) OPERATING BUDGET. The "Operating Budget" shall refer to the budgets pertaining to Operating Costs to be delivered to the Participants pursuant to the terms of Section 2(c), DEVELOPMENT OF BUDGETS, PLANS AND SCHEDULES, of the Operating
Agreement.

     (aj) OPERATING COSTS. "Operating Costs" shall have the meaning given in Section 1(af), OPERATING COSTS, of the Operating
Agreement.

     (ak) PARTICIPANTS. "Participant" and "Participants" shall refer individually or collectively, as the case may be, to GPC and Savannah (in their capacities as owners of one or more of the Plant McIntosh CTs) and to any permitted transferee or assignee of either of them of an ownership or leasehold interest in the Plant McIntosh CT Project pursuant to Section 6(c), ALIENATION AND ASSIGNMENT, hereof made in conformity with those provisions of this Agreement and the Operating Agreement pertaining to the Plant McIntosh CTs, the CT Common Facilities and the CT Fuel Supply, provided, however, such references shall only refer to an entity for so long as said entity has an ownership or an ownership and a leasehold interest in the Plant McIntosh CT Project.

     (al) PARTY. A "Party" shall refer to any entity which is now or hereafter a party to this Agreement; provided, however, such reference shall only refer to an entity for so long as such entity is a party to this Agreement.

     (am) PLANT MCINTOSH. "Plant McIntosh" shall refer to the Plant McIntosh Site plus all improvements thereon including, without limitation, the Plant McIntosh CT Project and that certain Plant McIntosh 170 Mw coal-fired generating plant, owned by Savannah, together with its supporting facilities and equipment.

     (an)  PLANT MCINTOSH CT NOS. 01 AND 02.  Plant McIntosh CT
Nos. 01 and 02 shall refer to:

            (i) That certain real property upon which shall be constructed and located two (2) complete combustion turbine-generator units to be known as Plant McIntosh CT Nos. 01 and 02, the exact legal description for which land shall be determined upon completion of such construction, and which shall comprise a parcel of land approximately 200 feet by 300 feet, and which parcel is approximately shown as crosshatched and labeled as the "CT Nos. 01 and 02 Parcel" on Exhibit A1/2 hereof and incorporated herein, together with all such additional land, appurtenant easements or other rights therein as may hereafter be acquired for the purposes specified in subsection (iii) of this Section 1(an). GPC and Savannah agree that the exact legal description for the aforedescribed parcel of land shall be substituted for Exhibit A1/2 hereof upon completion of the survey of such parcel of land and the approval of such survey by GPC, and such legal description shall become a part hereof automatically upon such substitution;

           (ii) All personal property comprising the combustion turbine-generator units to be known as Plant McIntosh CT Nos. 01 and 02, including, without limitation, two complete combustion turbine-generator units (each comprised of a gas turbine block, a combustion chamber, a generator exciter block, a stack, a fin fan cooler, an auxiliary skid, a water injection block, a cooling water block, a power and control module, a battery module, a generator breaker module, a generator bus duct, unit auxiliary transformer secondary switchgear, a fuel oil pump block, an air intake filter, a unit auxiliary transformer and a transfer switch module), the enclosures housing the same and a main step-up transformer which are to be used solely in connection with Plant McIntosh CT Nos. 01 and 02, all as the foregoing list of personal property may be modified or supplemented at the Closing;

          (iii) Such additional land, easements or other rights therein as may be acquired, and such additional facilities and other tangible property as may be acquired, constructed, installed or replaced solely in connection with Plant McIntosh CT Nos. 01 or 02 or both; provided that (A) the cost of such additional land, easements or other rights therein or of such additional facilities or other tangible property shall be properly recordable in accordance with the Uniform System of Accounts, (B) such additional land, easements or other rights therein or such additional facilities or other tangible property shall have been acquired, constructed, installed or replaced for the use of the Participant having an ownership interest in the personal property comprising Plant McIntosh CT Nos. 01 and 02 under and subject to the provisions of this Agreement, and (C) the acquisition of such additional land, easements or other rights therein or the acquisition, construction, installation or replacement of such additional facilities or other tangible property shall (1) be necessary in order to keep Plant McIntosh CT Nos. 01 and 02 (or either of them) in good operating condition or to satisfy the requirements of any Governmental Authority having jurisdiction over Plant McIntosh CT Nos. 01 and 02, or (2) be agreed to by the Participant having an ownership interest in the personal property comprising Plant McIntosh CT Nos. 01 and 02; and

           (iv) Existing intangible property rights, and such additional intangible property rights as may be hereafter acquired, associated with the planning, licensing, design, construction, acquisition, completion, testing, startup, management, control, operation, maintenance, renewal, addition, replacement, modification and disposal of any of the items in this Section 1(an).

     (ao)  PLANT MCINTOSH CT NOS. 03 AND 04.  Plant McIntosh CT
Nos. 03 and 04 shall refer to:

            (i) That certain real property upon which shall be constructed and located two (2) complete combustion turbine-generator units to be known as Plant McIntosh CT Nos. 03 and 04, the exact legal description for which land shall be determined upon completion of such construction, and which shall comprise a parcel of land approximately 200 feet by 300 feet, and which parcel is approximately shown as crosshatched and labeled as the "CT Nos. 03 and 04 Parcel" on Exhibit A3/4 hereof and incorporated herein, together with all such additional land, appurtenant easements or other rights therein as may hereafter be acquired for the purposes specified in subsection (iii) of this Section 1(ao). GPC and Savannah agree that the exact legal description for the aforedescribed parcel of land shall be substituted for Exhibit A3/4 hereof upon completion of the survey of such parcel of land and the approval of such survey by GPC, and such legal description shall become a part hereof automatically upon such substitution;

           (ii) All personal property comprising the combustion turbine-generator units to be known as Plant McIntosh CT Nos. 03 and 04, including, without limitation, two complete combustion turbine-generator units (each comprising a gas turbine block, a combustion chamber, a generator exciter block, a stack, a fin fan cooler, an auxiliary skid, a water injection block, a cooling water block, a power and control module, a battery module, a generator breaker module, a generator bus duct, unit auxiliary transformer secondary switchgear, a fuel oil pump block, an air intake filter, a unit auxiliary transformer and a transfer switch module), the enclosures housing the same and a main step-up transformer which are to be used solely in connection with Plant McIntosh CT Nos. 03 and 04, all as the foregoing list of personal property may be modified or supplemented at the Closing;

          (iii) Such additional land, easements or other rights therein as may be acquired, and such additional facilities and other tangible property as may be acquired, constructed, installed or replaced solely in connection with Plant McIntosh CT Nos. 03 or 04 or both; provided that (A) the cost of such additional land, easements or other rights therein or of such additional facilities or other tangible property shall be properly recordable in accordance with the Uniform System of Accounts, (B) such additional land, easements or other rights therein or such additional facilities or other tangible property shall have been acquired, constructed, installed or replaced for the use of the Participant having an ownership interest in the personal property comprising Plant McIntosh CT Nos. 03 and 04 under and subject to the provisions of this Agreement, and (C) the acquisition of such additional land, easements or other rights therein or the acquisition, construction, installation or replacement of such additional facilities or other tangible property shall (1) be necessary in order to keep Plant McIntosh CT Nos. 03 and 04 (or either of them) in good operating condition or to satisfy the requirements of any Governmental Authority having jurisdiction over Plant McIntosh CT Nos. 03 and 04, or (2) be agreed to by the Participant having an ownership interest in the personal property comprising Plant McIntosh CT Nos. 03 and 04; and

           (iv) Existing intangible property rights, and such additional intangible property rights as may be hereafter acquired, associated with the planning, licensing, design, construction, acquisition, completion, testing, startup, management, control, operation, maintenance, renewal, addition, replacement, modification and disposal of any of the items in this Section 1(ao).

     (ap)  PLANT MCINTOSH CT NOS. 05 AND 06.  Plant McIntosh CT
Nos. 05 and 06 shall refer to:

            (i) That certain real property upon which shall be constructed and located two (2) complete combustion turbine-generator units to be known as Plant McIntosh CT Nos. 05 and 06, the exact legal description for which land shall be determined upon completion of such construction, and which shall comprise a parcel of land approximately 200 feet by 300 feet, and which parcel is approximately shown as crosshatched and labeled as the "CT Nos. 05 and 06 Parcel" on Exhibit A5/6 hereof and incorporated herein, together with all such additional land, appurtenant easements or other rights therein as may hereafter be acquired for the purposes specified in subsection (iii) of this Section 1(ap). GPC and Savannah agree that the exact legal description for the aforedescribed parcel of land shall be substituted for Exhibit A5/6 hereof upon completion of the survey of such parcel of land and the approval of such survey by GPC, and such legal description shall become a part hereof automatically upon such substitution;

           (ii) All personal property comprising the combustion turbine-generator units to be known as Plant McIntosh CT Nos. 05 and 06, including, without limitation, two complete combustion turbine-generator units (each comprising a gas turbine block, a combustion chamber, a generator exciter block, a stack, a fin fan cooler, an auxiliary skid, a water injection block, a cooling water block, a power and control module, a battery module, a generator breaker module, a generator bus duct, unit auxiliary transformer secondary switchgear, a fuel oil pump block, an air intake filter, a unit auxiliary transformer and a transfer switch module), the enclosures housing the same and a main step-up transformer which are to be used solely in connection with Plant McIntosh CT Nos. 05 and 06, all as the foregoing list of personal property may be modified or supplemented at the Closing;

          (iii) Such additional land, easements or other rights therein as may be acquired, and such additional facilities and other tangible property as may be acquired, constructed, installed or replaced solely in connection with Plant McIntosh CT Nos. 05 or 06 or both; provided that (A) the cost of such additional land, easements or other rights therein or of such additional facilities or other tangible property shall be properly recordable in accordance with the Uniform System of Accounts, (B) such additional land, easements or other rights therein or such additional facilities or other tangible property shall have been acquired, constructed, installed or replaced for the use of the Participant having an ownership interest in the personal property comprising Plant McIntosh CT Nos. 05 and 06 under and subject to the provisions of this Agreement, and (C) the acquisition of such additional land, easements or other rights therein or the acquisition, construction, installation or replacement of such additional facilities or other tangible property shall (1) be necessary in order to keep Plant McIntosh CT Nos. 05 and 06 (or either of them) in good operating condition or to satisfy the requirements of any Governmental Authority having jurisdiction over Plant McIntosh CT Nos. 05 and 06, or (2) be agreed to by the Participant having an ownership interest in the personal property comprising Plant McIntosh CT Nos. 05 and 06; and

           (iv) Existing intangible property rights, and such additional intangible property rights as may be hereafter acquired, associated with the planning, licensing, design, construction, acquisition, completion, testing, startup, management, control, operation, maintenance, renewal, addition, replacement, modification and disposal of any of the items in this Section 1(ap).

     (aq)  PLANT MCINTOSH CT NOS. 07 AND 08.  Plant McIntosh CT
Nos. 07 and 08 shall refer to:

            (i) That certain real property upon which shall be constructed and located two (2) complete combustion turbine-generator units to be known as Plant McIntosh CT Nos. 07 and 08, the exact legal description for which land shall be determined upon completion of such construction, and which shall comprise a parcel of land approximately 200 feet by 300 feet, and which parcel is approximately shown as crosshatched and labeled as the "CT Nos. 07 and 08 Parcel" on Exhibit A7/8 hereof and incorporated herein, together with all such additional land, appurtenant easements or other rights therein as may hereafter be acquired for the purposes specified in subsection (iii) of this Section 1(aq). GPC and Savannah agree that the exact legal description for the aforedescribed parcel of land shall be substituted for Exhibit A7/8 hereof upon completion of the survey of such parcel of land and the approval of such survey by GPC, and such legal description shall become a part hereof automatically upon such substitution;

           (ii) All personal property comprising the combustion turbine-generator units to be known as Plant McIntosh CT Nos. 07 and 08, including, without limitation, two complete combustion turbine-generator units (each comprising a gas turbine block, a combustion chamber, a generator exciter block, a stack, a fin fan cooler, an auxiliary skid, a water injection block, a cooling water block, a power and control module, a battery module, a generator breaker module, a generator bus duct, unit auxiliary transformer secondary switchgear, a fuel oil pump block, an air intake filter, a unit auxiliary transformer and a transfer switch module), the enclosures housing the same and a main step-up transformer which are to be used solely in connection with Plant McIntosh CT Nos. 07 and 08, all as the foregoing list of personal property may be modified or supplemented at the Closing;

          (iii) Such additional land, easements or other rights therein as may be acquired, and such additional facilities and other tangible property as may be acquired, constructed, installed or replaced solely in connection with Plant McIntosh CT Nos. 07 or 08 or both; provided that (A) the cost of such additional land, easements or other rights therein or of such additional facilities or other tangible property shall be properly recordable in accordance with the Uniform System of Accounts, (B) such additional land, easements or other rights therein or such additional facilities or other tangible property shall have been acquired, constructed, installed or replaced for the use of the Participant having an ownership interest in the personal property comprising Plant McIntosh CT Nos. 07 and 08 under and subject to the provisions of this Agreement, and (C) the acquisition of such additional land, easements or other rights therein or the acquisition, construction, installation or replacement of such additional facilities or other tangible property shall (1) be necessary in order to keep Plant McIntosh CT Nos. 07 and 08 (or either of them) in good operating condition or to satisfy the requirements of any Governmental Authority having jurisdiction over Plant McIntosh CT Nos. 07 and 08, or (2) be agreed to by the Participant having an ownership interest in the personal property comprising Plant McIntosh CT Nos. 07 and 08; and

           (iv) Existing intangible property rights, and such additional intangible property rights as may be hereafter acquired, associated with the planning, licensing, design, construction, acquisition, completion, testing, startup, management, control, operation, maintenance, renewal, addition, replacement, modification and disposal of any of the items in this Section 1(aq).

     (ar)  PLANT MCINTOSH CT PROJECT.  The "Plant McIntosh CT
Project" shall refer to the Plant McIntosh CTs, the CT Common
Facilities and the CT Fuel Supply.

     (as) PLANT MCINTOSH CTS. The "Plant McIntosh CTs" shall consist collectively of Plant McIntosh CT Nos. 01 and 02, Plant McIntosh CT Nos. 03 and 04, Plant McIntosh CT Nos. 05 and 06, Plant McIntosh CT Nos. 07 and 08, and one or more of the Additional Plant McIntosh CTs, any one of which shall be a Plant McIntosh CT; provided, however, that none of the Additional Plant McIntosh CTs shall be included in the Plant McIntosh CTs until such time as one or more Participants provide written notice to the other Participants that they are planning to construct one or more of the Additional Plant McIntosh CTs, as the case may be, in order to serve such Participants' energy needs; and provided further that the Plant McIntosh CTs shall not include any Plant McIntosh CT which the Participant owning such unit decides shall not be constructed and which is so identified in a written notice to the other Participant.

     (at)  PLANT MCINTOSH CTS SITE.  The "Plant McIntosh CTs
Site" shall refer to that portion of the Plant McIntosh CTs which constitutes real property.

     (au) 1994 PLANT MCINTOSH CTS. The "1994 Plant McIntosh CTs" shall refer to Plant McIntosh CT Nos. 07 and 08, Plant McIntosh CT Nos. 05 and 06, and Plant McIntosh CT Nos. 03 and 04, any one (of the six) of which shall be a 1994 Plant McIntosh CT; provided, however, that the 1994 Plant McIntosh CTs shall not include any 1994 Plant McIntosh CT which the Participant owning such unit decides shall not be constructed and which is so identified in a written notice to the other Participant.

     (av) 1995 PLANT MCINTOSH CTS. The "1995 Plant McIntosh CTs" shall refer to Plant McIntosh CT Nos. 01 and 02, either one of which shall be a 1995 Plant McIntosh CT; provided, however, that the 1995 Plant McIntosh CTs shall not include any 1995 Plant McIntosh CT which the Participant owning such unit decides shall not be constructed and which is so identified in a written notice to the other Participant.

     (aw) PLANT MCINTOSH SITE. The "Plant McIntosh Site" shall refer to the real property which is described in Exhibit F attached hereto and made a part hereof.

     (ax) PRIME RATE. The "Prime Rate" shall mean the per annum rate of interest announced from time to time by Chemical Bank as its prime rate, and with respect to any payment or reimbursement to be made hereunder to which interest is to be added (other than an adjustment to the Purchase Price), shall be determined as of the date such payment or reimbursement is due, and with respect to any adjustment to the Purchase Price as to which interest is to be added pursuant to the terms hereof, shall be determined as of the date of the Closing for which such adjustment is to be made. The Prime Rate shall be calculated on the basis of a 365-day year for the actual number of days that the payment, reimbursement or purchase price adjustment, as the case may be, has not been made.

     (ay) PRO FORMA OWNERSHIP INTEREST. A "Pro Forma Ownership Interest" shall mean for each Participant the number of the Plant McIntosh CTs (whether or not completed) owned by such Participant divided by the total number of Plant McIntosh CTs (whether or not completed); provided, however, that none of the Additional Plant McIntosh CTs shall be included in the calculation of Pro Forma Ownership Interest until such time as one or more Participants provide written notice to the other Participants that they are planning to construct one or more of the Additional Plant McIntosh CTs, as the case may be, in order to serve such Participants' energy needs; provided further that, for purposes of this definition of Pro Forma Ownership Interest, no Plant McIntosh CT shall be included which has been cancelled by the Participant owning such Plant McIntosh CT and which is identified in a written notice of cancellation to the other Participant.

     (az)  PROJECT MANAGEMENT BOARD.  The "Project Management
Board" shall refer to the Plant McIntosh CT Project Management
Board established pursuant to Section 5(k), PLANT MCINTOSH CT
PROJECT MANAGEMENT BOARD, hereof.

     (ba) PRUDENT UTILITY PRACTICE. "Prudent Utility Practice" at a particular time shall mean any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry prior to such time, or any of the practices, methods and acts, which in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at the lowest reasonable cost consistent with good business practices, reliability, safety and expedition. "Prudent Utility Practice" is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers' warranties and the requirements of Governmental Authorities of competent jurisdiction and the requirements of this Agreement and the Operating Agreement. Compliance by Savannah with the provisions of any budget estimate which has been altered by the Participants pursuant to this Agreement or the Operating Agreement, as the case may be, from any such estimate submitted by Savannah shall not, in and of itself, constitute a breach by Savannah of its obligation to discharge its responsibilities as Agent for the Participants hereunder in accordance with Prudent Utility Practice.

     (bb) PURCHASE PRICE. The "Purchase Price" shall have the meaning assigned in subsection (i) of Section 3(b), PURCHASE
PRICE AND PAYMENT, hereof.

     (bc) RELEASE. "Release" shall mean a release executed and delivered by the holder of a mortgage, deed to secure debt or other security interest (including, without limitation, NationsBank of Georgia, National Association, as Trustee under the Indenture) sufficient to release the real or personal property which is the subject thereof from the lien, security title and effect of such mortgage, deed to secure debt or other security insterest and, with respect to any release given as to real property, sufficient to eliminate such mortgage, deed to secure debt or other security interest as an exception to the coverage under an owner's title insurance policy.

     (bd) RENT. The "Rent" shall have the meaning assigned in subsection (i) of Section 4(b), RENT AND PAYMENT, hereof.

     (be) SAVANNAH PLANT MCINTOSH CTS. The "Savannah Plant McIntosh CTs" shall refer to Plant McIntosh CT Nos. 05 and 06 and one or more of the Additional Plant McIntosh CTs, any one of which is a Savannah Plant McIntosh CT; provided, however, that none of the Additional Plant McIntosh CTs shall be included in the Savannah Plant McIntosh CTs until such time as Savannah provides written notice to GPC that Savannah is planning to construct one or more of the Additional Plant McIntosh CTs, as the case may be, in order to serve Savannah's energy needs; and provided further that the Savannah Plant McIntosh CTs shall not include any Savannah Plant McIntosh CT which Savannah decides shall not be constructed and which is so identified in a written notice to GPC.

     (bf) SAVANNAH PLANT MCINTOSH CTS SITE.  The "Savannah Plant
McIntosh CTs Site" shall refer to so much of the Savannah Plant
McIntosh CTs as constitutes real property.

     (bg)  SCSI.  "SCSI" shall mean Southern Company Services,
Inc., a corporation organized and existing under the laws of the State of Alabama, and any successor corporation.

     (bh) SEC. The "SEC" shall refer to the Securities and Exchange Commission or any governmental agency succeeding to the powers and functions thereof.

     (bi) SITE REPRESENTATIVE. "Site Representative" shall refer to the term as described in Section 5(e), ON-SITE
OBSERVATION AND INSPECTION, hereof.

     (bj) THE SOUTHERN COMPANY. "The Southern Company" shall refer to The Southern Company, a corporation organized and existing under the laws of the State of Delaware.

     (bk)  UNIFORM SYSTEM OF ACCOUNTS.  The "Uniform System of
Accounts" shall mean the FERC Uniform System of Accounts prescribed for Public Utilities and Licensees (Class A and Class
B), as the same now exists or may be hereafter amended by the FERC.


 2.  REPRESENTATIONS AND WARRANTIES.

     (a) GPC REPRESENTATIONS AND WARRANTIES. GPC hereby represents and warrants to Savannah as follows:

            (i)  Organization and Existence.  GPC is a
     corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has sufficient corporate power and authority to own and lease those portions of the Plant McIntosh CT Project as it is required to own and lease from time to time pursuant to the terms of this Agreement, to execute and deliver this Agreement and the Operating Agreement and to perform its obligations hereunder and thereunder and to carry on its business as it is now being conducted and as it is contemplated hereunder and thereunder to be conducted in the future.

           (ii)  Due Authorization.

               (A) The execution, delivery and performance of this Agreement by GPC has been duly and effectively authorized by all requisite corporate action. This Agreement constitutes the legal, valid and binding obligation of GPC, enforceable against GPC in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and by general principles of equity.

               (B) The execution, delivery and performance of the Operating Agreement by GPC has been duly and effectively authorized by all requisite corporate action. The Operating Agreement constitutes the legal, valid and binding obligation of GPC, enforceable against GPC in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and by general principles of equity.

          (iii) Litigation. Other than as may be disclosed in GPC's Annual Report on Form 10-K for the year ended 1991, its quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1992, or as may be otherwise disclosed in writing by GPC to Savannah, there is no action, suit, claim, proceeding or investigation pending or threatened against GPC by or before any Governmental Authority having jurisdiction over GPC or its ownership interest in the Plant McIntosh CT Project which, if adversely determined, would have a material adverse effect upon GPC's ability to enter into and perform its material obligations and consummate the material transactions contemplated by this Agreement and the Operating Agreement or the material rights of Savannah as a tenant in common in the CT Common Facilities and the CT Fuel Supply. GPC is not subject to any material outstanding judgment, order, writ, injunction or decree of any Governmental Authority having jurisdiction over GPC or its ownership interest in the Plant McIntosh CT Project which would materially and adversely affect its ability to enter into and perform its material obligations under this Agreement and the Operating Agreement or the material rights of Savannah as a tenant in common in the CT Common Facilities and the CT Fuel Supply.

           (iv) No Material Violation, No Material Impairment. There is no provision of GPC's charter or bylaws, nor any existing statute, law, regulation, material note, bond, resolution, indenture, agreement or instrument to which GPC is a party and which is enforceable against GPC which would be materially violated by or which would materially impair GPC's entry into this Agreement or the Operating Agreement, the performance by GPC of its material obligations hereunder and thereunder in accordance with the terms hereof and thereof or the consummation of the material transactions contemplated hereby or thereby in accordance with the terms hereof and thereof.

            (v) Approvals. Other than (A) the approval by the GPSC of the GPC Application for Certification of the McIntosh Combustion Turbine Project, (B) the approval of the SEC under the Public Utility Holding Company Act of 1935,
     (C) the approval of the GEPD, the Army Corps of Engineers and Effingham County for certain permits or licenses, and
     (D) the agreement of the Parties hereto to the terms and provisions and execution and delivery of the Operating Agreement, there are no approvals or consents other than those referenced in Section 8, CONDITIONS PRECEDENT TO EXECUTION AND DELIVERY, and Section 9, CONDITIONS PRECEDENT TO CLOSING, hereof, the absence of which would materially impair GPC's ability to consummate the transactions described in Section 3, SALE TO GPC OF AN UNDIVIDED OWNERSHIP INTEREST IN CERTAIN OF THE CT COMMON FACILITIES EQUIPMENT, and Section 4, LEASE TO GPC OF THE GPC PLANT MCINTOSH CTS SITE AND THE CT COMMON FACILITIES SITE, hereof.


     (b) SAVANNAH REPRESENTATIONS AND WARRANTIES. Savannah hereby represents and warrants to GPC as follows:

            (i) Organization and Existence. Savannah is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has sufficient corporate power and authority to own those portions of the Plant McIntosh CT Project as it now owns and as it is required to own from time to time pursuant to the terms of this Agreement, to execute and deliver this Agreement and the Collateral Documents and to perform its obligations hereunder and thereunder and to carry on its business as it is now being conducted and as it is contemplated hereunder and thereunder to be conducted in the future.

           (ii)  Due Authorization.

               (A) The execution, delivery and performance of this Agreement by Savannah has been duly and effectively authorized by all requisite corporate action. This Agreement constitutes the legal, valid and binding obligation of Savannah, enforceable against Savannah in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and by general principles of equity.

               (B) The execution, delivery and performance of the Collateral Documents by Savannah has been duly and effectively authorized by all requisite corporate action. The Collateral Documents constitute the legal, valid and binding obligations of Savannah, enforceable against Savannah in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and by general principles of equity.

          (iii) Litigation. Other than as may be disclosed in Savannah's Annual Report on Form 10-K for the year ended 1991, its quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1992, or as may be otherwise disclosed in writing by Savannah to GPC, there is no action, suit, claim, proceeding or investigation pending or threatened against Savannah by or before any Governmental Authority having jurisdiction over Savannah or its ownership interest in Plant McIntosh which, if adversely determined, would have a material adverse effect upon Savannah's ability to enter into and perform its material obligations and consummate the material transactions contemplated by this Agreement and the Collateral Documents or the material rights of GPC as a tenant in common in the CT Common Facilities and the CT Fuel Supply. Savannah is not subject to any material outstanding judgment, order, writ, injunction or decree of any Governmental Authority having jurisdiction over Savannah or its ownership interest in Plant McIntosh which would materially and adversely affect its ability to enter into and perform its material obligations under this Agreement and the Collateral Documents or the material rights of GPC as a tenant in common in the CT Common Facilities and the CT Fuel Supply.

           (iv) No Material Violation, No Material Impairment. There is no provision of Savannah's charter or bylaws, nor any existing statute, law, regulation, material note, bond, resolution, indenture, agreement or instrument to which Savannah is a party and which is enforceable against Savannah which would be materially violated by or which would materially impair Savannah's entry into this Agreement or the Collateral Documents, the performance by Savannah of its material obligations hereunder and thereunder in accordance with the terms hereof and thereof or the consummation of the material transactions contemplated hereby or thereby in accordance with the terms hereof and thereof; provided, however, no representation or warranty is given with respect to the provisions of the Indenture in the event of a default by Savannah under the Indenture.

           (v) Approvals. Other than (A) the approval by the GPSC of the Savannah Application for Certification of the McIntosh Combustion Turbine Project, (B) the approval of the SEC under the Public Utility Holding Company Act of 1935,
     (C) the approval of the GEPD, the Army Corps of Engineers and Effingham County for certain permits or licenses, and
     (D) the agreement of the Parties hereto to the terms and provisions and the execution and delivery of the Operating Agreement, there are no approvals or consents other than those referenced in Section 8, CONDITIONS PRECEDENT TO EXECUTION AND DELIVERY, and Section 9, CONDITIONS PRECEDENT TO CLOSING, hereof, the absence of which would materially impair Savannah's ability to consummate the transactions described in Section 3, SALE TO GPC OF AN UNDIVIDED OWNERSHIP INTEREST IN CERTAIN OF THE CT COMMON FACILITIES EQUIPMENT, and Section 4, LEASE TO GPC OF THE GPC PLANT MCINTOSH CTS SITE AND THE CT COMMON FACILITIES SITE, hereof.


 3.  SALE TO GPC OF AN UNDIVIDED OWNERSHIP INTEREST IN CERTAIN OF
     THE CT COMMON FACILITIES EQUIPMENT.

     (a) SALE OF ASSETS. Subject to the terms and conditions of this Agreement, at the Closing Savannah will sell and convey to GPC and GPC will purchase from Savannah a percentage undivided ownership interest, equivalent to GPC's Pro Forma Ownership Interest, as it may appear at the time, as a tenant in common with Savannah, in that portion of the CT Common Facilities (excluding the CT Common Facilities Site) which has been acquired, constructed or completed prior to the Closing and which, prior to the Closing, is exclusively the property of Savannah. Such conveyance will be by Bill of Sale substantially in the form of Exhibit D attached hereto and made a part hereof. At the Closing, Savannah will furnish to GPC a Release from any and all mortgages, deeds to secure debt or other security interests on such undivided ownership interests in that portion of the CT Common Facilities equipment being conveyed to GPC at the Closing.

     (b)   PURCHASE PRICE AND PAYMENT.

            (i) The purchase price for the assets to be acquired by GPC at the Closing pursuant to subsection (i) of Section 3(a), SALE OF ASSETS, hereof ("Purchase Price") will be the original book cost of such assets less depreciation. The

     Purchase Price shall be payable to Savannah at the Closing in immediately available funds.

           (ii) From time to time after the Closing, Savannah and GPC shall execute and deliver such other instruments of conveyance and transfer as may be necessary or appropriate or as either of them may reasonably request to vest in GPC its respective undivided ownership interests in and to that portion of the CT Common Facilities equipment being conveyed to GPC at the Closing.

     (c) CLOSING. Subject to the provisions of Section 9, CONDITIONS PRECEDENT TO CLOSING, hereof, the closing of the sale and transfer contemplated in Section 3(a), SALE OF ASSETS, hereof (the "Closing") will take place at 10:00 a.m., 20 Business Days prior to the scheduled first Commercial Operation date of any of the Plant McIntosh CTs. Savannah shall provide GPC with written notice of the Commercial Operation schedule 40 Business Days prior to the scheduled first Commercial Operation date. The Closing shall take place at the offices of Bouhan, Williams & Levy, 447 Bull Street, Savannah, Georgia 31401.

           If the Closing has not occurred on or prior to May 1, 1994, and postponement of the Closing is not mutually agreed to in writing by GPC and Savannah, the Closing shall be cancelled and all obligations, duties and rights of Savannah to GPC and GPC to Savannah under this Agreement and the Operating Agreement shall be of no further force and effect and Savannah shall have no liability to GPC nor shall GPC have any liability to Savannah hereunder except for the liability of Savannah or GPC for the breach of its obligations hereunder on or prior to such date and except as may otherwise be provided in Section 6(m), SHARING OF COSTS - GENERAL, hereof. If on the date of the Closing, Savannah or GPC is unable to consummate the transactions to be consummated on such date due to the failure to receive a regulatory approval stated herein to be a condition precedent to its ability to perform, such approval has been applied for and has been diligently pursued, and such approval remains pending and not refused or rejected on such date, then Savannah or GPC, as the case may be, shall be entitled to a reasonable extension of the Closing in order to permit Savannah or GPC, as the case may be, to obtain such pending approval.

 4.  LEASE TO GPC OF THE GPC PLANT MCINTOSH CTS SITE AND THE CT
     COMMON FACILITIES SITE.

     (a) LEASE OF LAND. Subject to the terms and conditions of this Agreement, at the Execution and Delivery Savannah will execute and deliver to GPC a lease ("Lease") conveying (i) a 100% leasehold interest in the GPC Plant McIntosh CTs Site, and (ii) a percentage undivided interest, equivalent to GPC's Pro Forma Ownership Interest, as it may appear at the time, in a leasehold estate, as a tenant in common with Savannah, in the CT Common Facilities Site. Such Lease will be substantially in the form of Exhibit E attached hereto and made a part hereof. The Lease shall terminate upon the earlier of (i) the termination of the Operating Agreement, or (ii) the date which is 100 years from the date of the Lease. At the Execution and Delivery, Savannah will furnish to GPC a Release of such leasehold interests conveyed to GPC in the GPC Plant McIntosh CTs Site and the CT Common Facilities Site from the holder of any and all mortgages, deeds to secure debt or other security interests, including, without limitation, the Indenture.

          In addition to the foregoing conveyances, Savannah shall convey to GPC at the Execution and Delivery, easement rights as follows: a non-exclusive easement, for the term of the Lease, in, upon, over, under, through and across the Plant McIntosh Site, less and except from the Plant McIntosh Site the GPC Plant McIntosh CTs Site and the CT Common Facilities Site, but including with respect to such grant of easement the Savannah Plant McIntosh CTs Site. The terms and conditions of the easement are as set forth in the Lease. As to the easement rights to be granted in the Lease by Savannah to GPC, GPC acknowledges and agrees that (i) Savannah reserves the right to use the easement area in a manner wholly consistent with the terms of the Lease, this Agreement, and the Operating Agreement,
(ii) the location of any improvements constructed or installed by GPC pursuant to such easement shall be subject to the terms of this Agreement, the Operating Agreement, the Lease and, if not expressly governed thereby, to the prior, reasonable approval of Savannah, and (iii) the use of such easement shall be for purposes reasonably necessary or reasonably appropriate from time to time in the operation of the Plant McIntosh CT Project or for purposes for the benefit of or to be used in connection with the Plant McIntosh CT Project.

     From time to time after the Execution and Delivery, Savannah and GPC shall execute and deliver such other instruments of conveyance and transfer as may be necessary or appropriate or as either of them may reasonably request to vest in GPC its respective leasehold interests in and to the GPC Plant McIntosh

CTs Site and the CT Common Facilities Site, as well as to provide necessary easements appurtenant thereto.

     (b) RENT AND PAYMENT. The rent for the leasehold interests conveyed to GPC in Section 4(a), LEASE OF LAND, hereof ("Rent") shall be the sum of: (A) the original book cost of the GPC Plant McIntosh CTs Site, plus (B) the original book cost of the CT Common Facilities Site times GPC's Pro Forma Ownership Interest; which sum shall then be multiplied by Savannah's weighted cost of pretax capital as of December 31, 1991. The Rent shall be paid to Savannah by July 1 of each year following GPC's receipt of an annual invoice from Savannah for such Rent on or about June 15 of each year. The first payment of the Rent shall be prorated by the fraction of the number of days between the Execution and Delivery and the date of Savannah's first invoice divided by 365.

     (c)   EXECUTION AND DELIVERY.  Subject to the provisions of
Section 8, CONDITIONS PRECEDENT TO EXECUTION AND DELIVERY hereof, the execution and delivery of the Lease contemplated in Section 4(a), LEASE OF LAND, hereof (the "Execution and Delivery") will take place at 10:00 a.m., 30 Business Days following receipt by Savannah and GPC of all requisite approvals set forth in such
Section 8, but not later than April 1, 1994 at the offices of Bouhan, Williams & Levy, 447 Bull Street, Savannah, Georgia.

          If the Execution and Delivery has not occurred on or prior to April 1, 1994, and postponement of the Execution and Delivery is not mutually agreed to in writing by GPC and Savannah, the Execution and Delivery shall be cancelled and all obligations, duties and rights of Savannah to GPC and GPC to Savannah under this Agreement and the Operating Agreement shall be of no further force and effect and Savannah shall have no liability to GPC nor shall GPC have any liability to Savannah hereunder except for the liability of Savannah or GPC for the breach of its obligations hereunder on or prior to such date and except as may otherwise be provided in Section 6(m), SHARING OF COSTS - GENERAL, hereof. If on the date of Execution and Delivery, Savannah or GPC is unable to consummate the transactions to be consummated on such date due to the failure to receive a regulatory approval stated herein to be a condition precedent to its ability to perform, such approval has been applied for and has been diligently pursued, and such approval remains pending and not refused or rejected on such date, then Savannah or GPC, as the case may be, shall be entitled to a reasonable extension of the Execution and Delivery in order to permit Savannah or GPC, as the case may be, to obtain such pending approval.

     (d)   AMENDMENT OF LEASE IN CONNECTION WITH THE CONSTRUCTION
OF ONE OR MORE ADDITIONAL PLANT MCINTOSH CTS.

            (i)  The obligations of the Participants under this
     Section 4(d) are subject to Section 7(c), APPROVALS, hereof. In the event that GPC serves one or more notices that it plans to construct one or more of the Additional Plant McIntosh CTs, Savannah agrees that it will proceed diligently in accordance with subsections (ii), (iii) and
     (iv) of this Section 4(d) to a closing at which time Savannah and GPC shall amend the Lease in order to convey to GPC a 100% leasehold interest in the real property associated with such one or more Additional Plant McIntosh CTs such that GPC will always hold a 100% leasehold interest in the GPC Plant McIntosh CTs Site.

           (ii) Not more than 30 days following the date GPC serves each notice that it plans to construct one or more of the Additional Plant McIntosh CTs, GPC shall deliver to Savannah a notice specifying the date on which the closing contemplated in subsection (i) of this Section 4(d) shall occur (the "closing notice"). Following receipt of each such closing notice, the Participants shall proceed diligently to such closing, at which time the closing described in Section 10(u), OBLIGATION TO CONVEY INTERESTS IN THE CT COMMON FACILITIES, hereof, shall also be consummated. At such closing, Savannah and GPC shall execute an amendment to the Lease, which shall substitute for Exhibit A of said Lease the revised real property description of the GPC Plant McIntosh CTs Site, such that the Lease will convey a 100% leasehold interest in the additional real property which is a part of such Additional Plant McIntosh CTs. In connection with such amendment to the Lease, Savannah shall deliver to GPC a properly executed Release from the holder of any and all mortgages, deeds to secure debt or other security interests of such leasehold interest being conveyed by Savannah to GPC.

          (iii) The increase in the Rent paid by GPC for each conveyance of a leasehold interest pursuant to subsection
     (i) of this Section 4(d), shall be the original book cost of that percentage of the GPC Plant McIntosh CTs Site being conveyed multiplied by Savannah's weighted cost of pretax capital as of December 31, 1991.

           (iv) From time to time after each closing pursuant to this Section 4(d), the Participants shall execute and deliver such other instruments of conveyance and transfer as may be necessary or appropriate or as either of them may reasonably request to vest in GPC the leasehold interest in that portion of the GPC Plant McIntosh CTs Site being conveyed at such closing, including without limitation, any necessary easements appurtenant thereto.


 5.  AGENCY.

     (a) APPOINTMENT. Effective on the date of Execution and Delivery, subject to the terms of this Agreement and the Operating Agreement, the Participants hereby irrevocably appoint Savannah as their Agent in connection with the Plant McIntosh CTs, the CT Common Facilities and the CT Fuel Supply to act on behalf of the Participants in performing the Agency Functions. Savannah hereby accepts such appointment and agrees that it shall discharge its responsibilities as Agent for the Participants in accordance with the terms of this Agreement and in accordance with Prudent Utility Practice.

     (b) AUTHORITY AND RESPONSIBILITY. Subject to the provisions of this Agreement and the Operating Agreement, as Agent for the Participants, Savannah shall have sole authority and responsibility with respect to the Agency Functions, and in respect thereof, Savannah as Agent is authorized to take and shall take, in the name and on behalf of the Participants all reasonable actions which, in the discretion and judgment of Savannah, are deemed necessary or advisable to effect the Agency Functions, including, without limitation, the following:

            (i) The making of such agreements and modifications of existing agreements, other than this Agreement and the Operating Agreement, and the taking of such other action as Savannah as Agent deems necessary or appropriate, in its sole discretion, or as may be required under the regulations or directives of any Governmental Authority having jurisdiction, with respect to the Agency Functions, which such agreements and modifications shall, together with all such existing agreements, be held by Savannah as Agent; provided, however, that Savannah will develop procedures, with respect to the purchase of equipment and materials and the supply of services, which are mutually acceptable to the Participants and which shall provide opportunity for the Participants to participate in procurement decisions;

           (ii) With respect to the disposal (including, without limitation, retirement and salvaging) of all or any part of the Plant McIntosh CTs (other than the Savannah Plant
     McIntosh CTs), the making of such agreements and modifications of existing agreements (other than this

     Agreement and the Operating Agreement) and the taking of such other action as may be required under the regulations or directives of any Governmental Authority having jurisdiction or as Savannah as Agent deems necessary or appropriate, with the consent in each case of the Participants owning such Plant McIntosh CTs, which such agreements and modifications, together with such existing agreements, shall be held by Savannah as Agent; provided, however, that Savannah shall not be required to obtain the consent of any Participant prior to disposing of any machinery, apparatus, supplies, equipment, tools or implements which are (1) valued at less than $50,000.00 (original book cost), and (2) replaced or substituted for with similar property of value at least equal to that of the disposed property; provided, further, that Savannah is not authorized by GPC to have any direct contact with the GPSC on behalf of GPC without the written consent of GPC;

          (iii) With respect to the disposal (including, without limitation, retirement and salvaging) of all or any part of the CT Common Facilities and the CT Fuel Supply, the making of such agreements and modifications of existing agreements (other than this Agreement and the Operating Agreement) and the taking of such other action as may be required under the regulations or directives of any Governmental Authority having jurisdiction or as Savannah as Agent deems necessary or appropriate, with the consent in each case of all the Participants, which such agreements and modifications, together with such existing agreements, shall be held by Savannah as Agent; provided, however, that Savannah shall not be required to obtain the consent of any Participant prior to disposing of any machinery, apparatus, supplies, equipment, tools or implements which are (1) valued at less than $50,000.00 (original book cost), and (2) replaced or substituted for with similar property of value at least equal to that of the disposed property;

           (iv) The execution and filing, with any Governmental Authority having jurisdiction (except the GPSC on behalf of GPC), of applications, amendments, reports and other documents and filings in or in connection with the licensing and other regulatory matters with respect to the Plant McIntosh CTs, the CT Common Facilities, the CT Fuel Supply or any combination thereof;

            (v) The receipt of any notice or other communication from any Governmental Authority having jurisdiction (except the GPSC on behalf of GPC) as to any licensing or other similar matter with respect to the Plant McIntosh CTs, the

     CT Common Facilities, the CT Fuel Supply or any combination thereof; and

           (vi) The provision of, or contracting with any third party to purchase or provide, any equipment or facilities or perform services in connection with the Plant McIntosh CTs, the CT Common Facilities, or both, in accordance with the provisions of this Agreement and the Operating Agreement.

     GPC and Savannah agree that all such agreements which relate to the Plant McIntosh CTs, the CT Common Facilities or the CT Fuel Supply, described in this Section 5(b) which are entered into after the effective date hereof shall, by their terms, be made assignable by Savannah as Agent to any replacement or successor Agent for the Agency Functions, pursuant to this Agreement and the Operating Agreement; provided, however, that any agreements between Savannah, as Agent, and its Affiliates shall not be made assignable to any replacement or successor Agent who is not also an Affiliate of Savannah.

     (c)   LIABILITY, REMEDIES AND LIMITATIONS OF LIABILITY.

            (i) Notwithstanding any provision of law or any provision of this Agreement, (A) in the event Savannah as Agent fails to comply at any time with the provisions of
     Section 7(a), NO ADVERSE DISTINCTION, hereof, or (B) in the event that Savannah fails at any time to perform its duties, responsibilities, obligations or functions hereunder as Agent in accordance with Prudent Utility Practice, or (C) in the event that Savannah conveys all of its undivided ownership interest in the Plant McIntosh CT Project, then the Participants shall have the right as their sole and exclusive remedy to remove Savannah as Agent hereunder and under the Operating Agreement in accordance with all of the provisions of subsection (iv) of this Section 5(c).

          GPC, in performing services, or acting as agent, for Savannah in connection with the Plant McIntosh CT Project, shall have equivalent limitations on its liability as are set forth above for Savannah, as Agent.

           (ii) The limitations upon the liability of Savannah and the Participants herein shall also apply to the work performed by Savannah and the Participants prior to the date hereof and prior to the Execution and Delivery with respect to the Plant McIntosh CTs, the CT Common Facilities or the CT Fuel Supply.

          (iii) In the event that any particular application of any of the limitations of liability contained in this
     Section 5(c) should be finally adjudicated to be void as a violation of the public policy of the State of Georgia, then such limitation of liability shall not apply with respect to such application to the extent (but only to the extent) required in order for such limitation of liability not to be void as a violation of such public policy, and such limitations of liability shall remain in full force and effect with respect to all other applications to the fullest extent permitted by law.

           (iv) The removal and replacement of Savannah as Agent under this Agreement and under the Operating Agreement pursuant to any provisions of this Agreement or the Operating Agreement authorizing such removal and replacement, shall be conducted in accordance with all of the following provisions of this Section 5(c)(iv):

               (A) The removal of Savannah as Agent under this Agreement and the Operating Agreement with respect to the Plant McIntosh CT Project (other than the Savannah Plant McIntosh CTs) and the appointment of a successor Agent shall be effected, subject to approval of any Governmental Authority having jurisdiction, upon written notice to Savannah executed by the Participant or Participants owning the Plant McIntosh CT Project (other than Savannah). Any such notice must identify the date upon which such removal and appointment shall be effective, the cause for such removal and the provi-sions hereof or of the Operating Agreement or both upon which such removal is based, and either the name of the successor Agent appointed to replace Savannah as Agent or the names of two potential successor Agents, one of whom shall be appointed to replace Savannah as Agent. In the event such notice of removal identifies two potential successor Agents, the Participants owning the Plant McIntosh CT Project (other than Savannah) shall notify Savannah in writing of the identity of the one appointed to replace Savannah as Agent forthwith upon its appointment, which shall occur no later than the date upon which the removal of Savannah as Agent is to be effective as set forth in such notice of removal.

               (B)  Except as provided in the preceding paragraph
          (A), Savannah shall have no obligation to continue as Agent under this Agreement or under the Operating Agreement from and after the date upon which its removal as Agent is to be effective as set forth in said notice of removal. In addition, from and after the date upon which such removal of Savannah as Agent with respect to the Plant McIntosh CT Project (other than the Savannah Plant McIntosh CTs) is to be effective as set forth in the notice of removal, the Participants (other than Savannah) shall indemnify and hold Savannah harmless from and against any loss, cost and expense resulting from the failure of the successor Agent to assume such position on such effective date.

               (C) Savannah agrees that it will cooperate with the successor Agent in facilitating the assumption of such position by the successor Agent and in generally familiarizing the successor Agent and its employees and agents with the Plant McIntosh CTs, the CT Common Facilities and the CT Fuel Supply and with their physical orientation and operation.

     (d) MANAGEMENT AND CONSTRUCTION AUDITS. Each Participant shall have the right from time to time to conduct management and construction audits, at its own cost, of Savannah's performance as Agent hereunder, either by its own officers and employees or through its duly authorized agents or representatives. Savannah shall cooperate with each Participant in conducting any such audit and, subject to the applicable regulations of any Governmental Authority having jurisdiction, give each Participant reasonable access to all contracts, records, and other documents relating to the Plant McIntosh CTs (other than the Savannah Plant McIntosh CTs), the CT Common Facilities, the CT Fuel Supply or any combination thereof.

     (e) ON-SITE OBSERVATION AND INSPECTION. Each Participant shall be entitled to have a reasonable number of Site Representatives at the Plant McIntosh CT Project, on a full or part time basis (whether on site or off site), as determined by each Participant. Reasonable office space and facilities shall be made available to such Site Representative and the Participant represented by such Site Representative shall be solely responsible for the Operating Costs and Cost of Construction, if construction of such office space is required, for such office space.

     Each Site Representative shall have the right to review expenditures, audit records, inspect equipment, advise on procurement, construction and repairs required for equipment, review the progress of licensing, design, procurement, construction, testing, startup, outages, review maintenance and operating practices and otherwise observe all activities respecting the Plant McIntosh CTs (other than the Savannah Plant McIntosh CTs), the CT Common Facilities and the CT Fuel Supply.

     (f)   INDEMNIFICATION.  Except as provided in subsection
(iii) of Section 5(c), LIABILITY, REMEDIES AND LIMITATIONS OF LIABILITY, hereof, in the event Savannah, in its performance as Agent hereunder, or any Participant in its capacity as such, or GPC in performing services, or acting as agent, for Savannah, incurs any liability to any third party, any reasonable amount paid by Savannah on account of such liability shall, to the extent such liability would be classified as Operating Costs under the Uniform System of Accounts, be considered an Operating Cost and apportioned between the Participants pursuant to Sections 5(h), PAYMENT AND SETTLEMENT OF OPERATING COSTS, and 5(g), SHARING OF COSTS - GENERAL, of the Operating Agreement, and to the extent such liability would be classified as a Cost of Construction under the Uniform System of Accounts, be considered a Cost of Construction and apportioned between the Participants pursuant to Section 6(k), PAYMENTS MADE DURING CONSTRUCTION, hereof and Sections 5(j), PAYMENT AND SETTLEMENT OF COST OF CONSTRUCTION, and 5(g), SHARING OF COSTS - GENERAL, of the Operating Agreement, as appropriate.

     (g) AVAILABILITY OF RECORDS. Savannah, as Agent, will at all times make available to each Participant and its duly authorized agents and representatives, and each Participant and its duly authorized agents and representatives may audit all books and records regarding Cost of Construction sufficiently to allow it to determine that such costs and expenditures attributed to the Plant McIntosh CTs (other than the Savannah Plant McIntosh
CTs), the CT Common Facilities, the CT Fuel Supply or any combination thereof by Savannah, as Agent, pursuant to this Agreement are appropriate or as needed to satisfy requests from Governmental Authorities. No payment made pursuant to the provisions of this Agreement shall constitute a waiver of any right of a Participant to question or contest the correctness of any charge or credit by Savannah, as Agent.

     (h) RIGHT TO COPIES. Any Participant and any successor Agent hereunder or under the Operating Agreement shall be entitled to copy (i) any and all contracts, books, records, reports and other documents and papers to which such Participants, their respective officers, employees, duly authorized agents or representatives and consultants or any successor Agent is permitted access, or which Savannah has agreed shall be available for audit, under the terms of this Agreement or the Operating Agreement, and (ii) any and all planning, licensing, construction, testing, architectural, engineering and design drawings and specifications that have been or shall hereafter be prepared in connection with the Plant McIntosh CTs, the CT Common Facilities, the CT Fuel Supply, or any combination thereof.

     (i) PLANT TOURS. Upon prior approval of Savannah (which approval shall not be unreasonably withheld), any Participant may schedule plant tours and visits (for individuals other than the Site Representatives) at the Plant McIntosh CT Project, subject to the rules and regulations of Governmental Authorities.

     (j) BILLING AND ACCOUNTING. Notwithstanding any reference to Savannah's standard accounting practices contained herein, all billing and accounting matters, including, without limitation, payments to be made by the Participants and the Agent, shall be carried out in a manner consistent with Section 13(b) of the Public Utility Holding Company Act of 1935, as amended.

     (k) PLANT MCINTOSH CT PROJECT MANAGEMENT BOARD. From and after the date hereof, there is established a Plant McIntosh CT Project Management Board to supervise, manage and control the planning, licensing, design, procurement, acquisition, construction, completion, testing and startup of the Plant McIntosh CT Project. The Project Management Board shall consist of two members, and an alternate for each, designated by each of the Participants and one member and an alternate designated by SCSI. The Project Management Board shall continue to function until the last Commercial Operation date of the 1995 Plant McIntosh CTs substantially as contemplated in that certain
July 25, 1991 letter signed by Savannah, GPC and SCSI and designating the members of the Project Management Board.

     (l) RECORD KEEPING. In furtherance of its duties as Agent, Savannah shall also keep and maintain appropriate plant records in accordance with applicable Legal Requirements and Savannah's record retention policies, and upon request from time to time by a Participant, Savannah will inform such Participant of the location of such records and provide access thereto. To the extent that any Participant would like to retain records for longer periods of time than Savannah would retain such records, then, upon written request from such Participant, Savannah shall provide such Participant, at such Participant's sole expense, with originals or copies as appropriate of such records on or prior to the date that Savannah would dispose of such records.

 6.  OWNERSHIP, RIGHTS AND OBLIGATIONS.

     (a)   OWNERSHIP.

            (i) The Participants shall own the Plant McIntosh CTs as follows: (A) GPC shall have sole title to the GPC Plant McIntosh CTs (other than the GPC Plant McIntosh CTs
     Site), and (B) Savannah shall have sole title to the Savannah Plant McIntosh CTs.

           (ii) The Participants shall have title to the CT Common Facilities (other than the CT Common Facilities Site) and the CT Fuel Supply, as tenants in common with undivided ownership interests therein, subject to the terms of this Agreement and the Operating Agreement, and shall own the foregoing property and possess rights and obligations related thereto, including, without limitation, payment therefor, in the proportions equal to their respective Pro Forma Ownership Interests as they may appear from time to time. The Participants shall be entitled to the capacity and, subject to the Operating Agreement, the associated energy of each Plant McIntosh CT which they may own from time to time.

          (iii) The Participants shall have the following real property interests in the Savannah Plant McIntosh CTs Site, the GPC Plant McIntosh CTs Site and the CT Common Facilities
     Site: (A) Savannah shall own fee simple title to the Savannah Plant McIntosh CTs Site, the GPC Plant McIntosh CTs Site and the CT Common Facilities Site, subject to the leasehold interests and easements conveyed by Savannah to GPC pursuant to the Lease described herein; and (B) GPC shall have a 100% leasehold interest in the GPC Plant McIntosh CTs Site and a percentage undivided interest, equivalent to GPC's Pro Forma Ownership Interest as it may appear from time to time, in a leasehold estate, as a tenant in common with Savannah, in the CT Common Facilities Site, together with the easements appurtenant to such leasehold estate conveyed by Savannah to GPC pursuant to the Lease described herein.

           (iv) Savannah reserves the right to hold, own, use and possess the Plant McIntosh Site, less and except therefrom the GPC Plant McIntosh CTs Site and the CT Common Facilities Site, but including the Savannah Plant McIntosh CTs Site, at all times during the term of this Agreement, the Operating Agreement and the Lease in a manner wholly consistent with the terms, covenants, agreements and provisions of this Agreement, the Operating Agreement and the Lease.

     (b)   NONPAYMENT.

            (i) Payments due from a Participant hereunder and payments due from the Agent to a Participant, if any, not made when due shall bear interest, compounded monthly until paid, at a rate per annum equal to the lesser of (A) the highest interest rate allowed by law, or (B) the higher of
     (1) a rate five percentage points above the average yield on the issue of six-month United States Treasury Bills, as reported by the Federal Reserve Bank of New York, at the sale of such Treasury Bills by the United States Treasury next preceding the due date of such payment, or (2) a rate five percentage points above the highest of the net interest costs on the most recent issue of bonds or other long-term obligations by any Participant or the Agent. Such interest shall accrue and is and shall be expressed in simple interest terms per annum in accordance with Section 7-4-2(a) of the Official Code of Georgia Annotated (1989), as amended.

           (ii) A nonpaying Participant shall have no right to any output of capacity and energy of the Plant McIntosh CT Project or to exercise any other right of a Participant until all amounts overdue from that Participant have been paid, together with interest at the rate provided in subsection (i) of this Section 6(b), into the Construction Account, Operating Account, the Capital Account or to another Participant if the latter has paid such overdue amount on behalf of such nonpaying Participant, as appropriate. Such overdue amounts, together with such interest, shall be paid into the Construction Account, the Operating Account or the Capital Account, as appropriate, only to the extent that such amounts have not been paid by another Participant pursuant to the further provisions of this Section 6(b). Notwithstanding any of the provisions of this Section 6(b), if Savannah is the nonpaying Participant, Savannah, as Agent, shall continue to plan, license, procure, acquire, construct, complete, test, start-up, manage, control, operate, maintain, renew, add, replace, modify and dispose of the Plant McIntosh CTs (other than the Savannah Plant McIntosh CTs), the CT Common Facilities and the CT Fuel Supply in accordance with the provisions of this Agreement and the Operating Agreement.

          (iii)  Any output of capacity and energy of the Plant
     McIntosh CTs of any nonpaying Participant may be sold or utilized by any non-defaulting Participant and Savannah as

     Agent in the manner and upon the terms and conditions set forth in Section 5(l), NONPAYMENT, of the Operating
     Agreement.

           (iv)  In addition to all other rights of the
     Participants pursuant to the foregoing provisions of this
     Section 6(b), with respect to the CT Common Facilities, the other Participant or Participants shall have the right, subject to the receipt of all requisite regulatory approvals, but not the obligation, to make any payment of interest or principal due and owing (A) to Chemical Bank, as Trustee under GPC's First Mortgage Bonds, or other lender or trustee, as the case may be, if any, from GPC in respect of such First Mortgage Bonds, pollution control revenue bonds, or other bonds or notes for financing GPC's obligations hereunder, which GPC fails to make when due, or (B) to NationsBank of Georgia, National Association, as Trustee under Savannah's Mortgage Bonds, or other lender or trustee, as the case may be, if any, from Savannah in respect of such mortgage bonds, pollution control revenue bonds, or other bonds or notes for financing Savannah's obligations hereunder, which Savannah fails to make when due, or (C) to the corresponding lenders or trustees from any other Participant hereunder in respect of a financing of such Participant's obligations hereunder, which such Participant fails to make when due, and in each such case to be promptly reimbursed in full therefor by GPC, Savannah or such other Participant, as the case may be, together with interest at the rate provided in subsection (i) of this Section 6(b).

            (v) No remedy referred to in this Section 6(b) is intended to be exclusive of any other remedy set forth in this section, but every such remedy herein provided shall be cumulative and may be exercised from time to time and as often as may be deemed expedient except where the exercise of any one of such remedies precludes its further exercise or the exercise of any other remedy. No delay or failure to exercise any remedy herein provided shall impair the right to exercise any such remedy or be construed to be a waiver of such right or of any default by a Participant or by the Agent. Notwithstanding the foregoing, the remedies which are set forth in this Section 6(b) shall constitute the sole and exclusive remedies of the Participants, legal or equitable, for the failure of any Participant to make any payment when due under this Agreement.

           (vi)  Notwithstanding the other provisions of this
     Section 6(b), any Participant who disagrees with or disputes the amount of any payment claimed by the Agent to be due pursuant to this Agreement shall make such payment under protest and shall be reimbursed, together with all accrued interest at the Prime Rate from the date of payment to the date of reimbursement, for any amount charged in error after the settlement of such disagreement or dispute as provided in Section 6(k), PAYMENTS MADE DURING CONSTRUCTION, hereof, and Sections 5(h), PAYMENT AND SETTLEMENT OF OPERATING COSTS and 5(j), PAYMENT AND SETTLEMENT OF COST OF CONSTRUCTION, of the Operating Agreement, as appropriate.

          (vii) The foregoing provisions of this Section 6(b) shall not apply to nonpayment of amounts to be paid pursuant to Section 3, SALE TO GPC OF AN UNDIVIDED OWNERSHIP INTEREST IN CERTAIN OF THE CT COMMON FACILITIES EQUIPMENT, Section 4, LEASE TO GPC OF THE GPC PLANT MCINTOSH CTS SITE AND THE CT COMMON FACILITIES SITE, or Section 10(u), OBLIGATION TO CONVEY INTERESTS IN THE CT COMMON FACILITIES, hereof.


     (c)   ALIENATION AND ASSIGNMENT.

            (i) Until the earlier of (A) 15 years after the expiration of the term of the Operating Agreement, or (B) 20 years and 11 months after the death of the last survivor of the now living lineal descendants of Mrs. Rose F. Kennedy, mother of the thirty-fifth President of the United States of America, no Participant shall have the right to sell, lease, convey, transfer, assign, encumber or alienate in any manner whatsoever, except as otherwise provided herein, its ownership or leasehold interests, or any portion or portions thereof, in the Plant McIntosh CTs, the CT Common Facilities, or any rights under this Agreement without first offering, subject to all requisite regulatory approvals, including, without limitation, the approval of the SEC pursuant to the Public Utility Holding Company Act of 1935, such sale, lease or conveyance to GPC, upon the same terms and conditions as the proposed sale, lease or conveyance to another party (unless, pursuant to the terms of the Public Utility Holding Company Act of 1935 and any amendments or successor legislation thereto, the terms and conditions of such conveyance are regulated, in which case the terms and conditions of such conveyance shall not be inconsistent with such Act), which offer shall be made in the form of a proposed contract and shall be open for acceptance by GPC for a period of 60 days for all of the interests being offered, and in the event such offer is accepted by GPC, the offering Participant and GPC shall proceed to a closing for the interests accepted by GPC pursuant to the terms of the aforesaid contract in an expeditious manner; provided, however, that with respect to any proposed sale by GPC of all or any part of its ownership or leasehold interests in the Plant McIntosh CTs and the CT Common Facilities, Savannah shall have a right of first refusal upon the same terms as set forth above for an offer to GPC.

           (ii) In the event none of the offers pursuant to subsection (i) of this Section 6(c) is accepted, the offering Participant shall next offer, subject to all requisite regulatory approvals, including, without limitation, the approval of the SEC pursuant to the Public Utility Holding Company Act of 1935, such sale, lease or other conveyance of the ownership or ownership and leasehold interests not accepted pursuant to subsection (i) to the other Participants, if any, (other than GPC or Savannah) pro rata in accordance with their respective Pro Forma Ownership Interests, as they may appear at the time, upon the same terms and conditions as the proposed sale, lease or conveyance to another party (other than GPC or Savannah), which offer shall be made in the form of a proposed contract and shall be open for acceptance by the other Participants for a period of 60 days, and in the event such offer is accepted by all of the other Participants, the offering Participant and all of the other Participants shall proceed to a closing pursuant to the terms of the aforesaid contract in an expeditious manner. In the event that there are three or more Participants and such offer is accepted by one or more but not by all of the other Participants within the aforesaid 60-day period, the offering Participant shall offer such unaccepted portion to such of the other Participants who have accepted such original offer, and such other Participants shall have ten Business Days to accept such offer with respect to such unaccepted portion. In the event that any of such offers is not timely accepted, the offering Participant shall be entitled to consummate the proposed sale, lease or other conveyance to such other party.

          (iii) If the offering Participant does not consummate the proposed sale, lease or other conveyance of such interests to the Participant hereof within a period of one year after the date of its offer pursuant to subsection (i) or if the offering Participant does not consummate the proposed sale, lease or other conveyance of such interests within a period of one year after the date of its offer to the other Participants, no such sale, lease or other conveyance may be consummated without re-offering the sale, lease or conveyance pursuant to subsection (i) and if not accepted then pursuant to subsection (ii). In no event shall the offering Participant sell, lease or convey such interest to any party (including, without limitation, GPC or Savannah) which is not financially responsible or do so on any terms materially different from those set forth in the aforesaid offer. Each Participant shall notify the other Participants in writing as soon as possible after it learns that any lien or security interest in respect of an obligation or liability in excess of $100,000 (other than a lien or security interest created by such Participant as security for bonds or other obligations issued or to be issued) has been or will be imposed upon its ownership or leasehold interests in the Plant McIntosh CT Project or any portion or portions thereof or has reason to believe that such a lien or security interest will be imposed. In the event of any sale, lease, conveyance, transfer, assignment or alienation (other than solely as security for an indebtedness) by one of the Participants of its ownership or ownership and leasehold interests in the Plant McIntosh CTs or any portion or portions thereof such Participant shall also (A) sell to the transferee thereof and such transferee shall purchase an equivalent portion of such Participant's corresponding portion of the CT Common Facilities (other than the CT Common Facilities site) and an equivalent portion of such Participant's corresponding portion of the CT Fuel Supply, and (B) assign the lease (or, in the case of Savannah, grant a lease) to the transferee thereof to an equivalent portion of such Participant's corresponding interest in the CT Common Facilities Site. As a condition precedent to the consummation of the foregoing transactions, the transferring Participant shall cause the transferee of such interests to become a Party to this Agreement and assume the obligations of the transferor hereunder in proportion to the interests so sold, leased, conveyed, transferred, assigned, or alienated, whereupon such transferee shall be a Participant hereunder. Each Participant hereby expressly waives and renounces for the term of the Operating Agreement for itself, its successors, transferees and assigns, all rights to a partition of the CT Common Facilities and the CT Fuel Supply and to an accounting associated therewith.

           (iv) Notwithstanding subsections (i), (ii) and (vii) of this Section 6(c) each Participant shall have the right to mortgage or to convey a security interest in its ownership or leasehold interests in the Plant McIntosh CT Project or any portion or portions thereof as security for bonds or other obligations issued or to be issued.

            (v) Notwithstanding any other provisions of this Agreement to the contrary, any Participant shall have the right to sell, convey, transfer or assign its ownership or leasehold interests, or any portion or portions thereof, in the Plant McIntosh CT Project to any governmental or political subdivision or authority in connection with the financing of pollution control or solid waste disposal facilities without the consent of Savannah or the other Participants and without complying with the provisions of this Section 6(c). Any provision of this Agreement to the contrary notwithstanding, no sale, lease, conveyance, transfer, assignment or alienation whatsoever by Savannah of any or all of its undivided ownership interest in the Plant McIntosh CT Project or any portion or portions thereof, whether as security for an indebtedness, in connection with the financing of pollution control or solid waste disposal facilities or otherwise, shall relieve Savannah of its obligations to act as Agent hereunder and under the Operating Agreement.

           (vi) In the event any Participant sells or conveys to any party (including, without limitation, GPC or Savannah) any ownership or ownership and leasehold interests in the Plant McIntosh CT Project in accordance with the provisions of subsection (i) or (ii) of this Section 6(c) or pursuant to any other provisions of this Agreement authorizing such sale, such Participant's rights and obligations hereunder as a Participant and co-owner of the CT Common Facilities and the CT Fuel Supply, including, without limitation, the obligation to make payments of the Cost of Construction, Operating Costs and Fuel Costs, shall be reduced to the extent of the interests so sold, and the other Participants shall look solely to such purchaser for performance of the corresponding obligations relating to the interests sold.

          (vii) Until the earlier of (A) 15 years after the expiration of the term of the Operating Agreement, or (B) 20 years and 11 months after the death of the last survivor of the now living lineal descendants of Mrs. Rose F. Kennedy, mother of the thirty-fifth President of the United States of America, Savannah shall not sell, lease, convey, transfer, assign, encumber or alienate in any manner whatsoever, except as otherwise provided herein, its ownership interest in the Plant McIntosh facilities utilized to provide support services to the Plant McIntosh CT Project, or any portion or portions thereof, without first offering, subject to all requisite regulatory approval, including, without limitation, the SEC pursuant to the Public Utility Holding Company Act of 1935, such sale, lease or conveyance to GPC, upon the same terms and conditions as the proposed sale, lease or conveyance to another party (unless, pursuant to the terms of the Public Utility Holding Company Act of 1935, and any amendments or successor legislation thereto, the terms and conditions of such conveyance are regulated, in which case the terms and conditions of such conveyance shall not be inconsistent with such Act), which offer shall be made in the form of a proposed contract and shall be open for acceptance by GPC for a period of 60 days for all of the interests being offered, and in the event such offer is accepted by GPC, Savannah and GPC shall proceed to a closing for the interests accepted by GPC pursuant to the terms of the aforesaid contract in an expeditious manner.

         (viii) If, pursuant to this Section 6(c), any Participant makes a sale, lease, transfer or assignment of all or any portion of its ownership or ownership and leasehold interests in the Plant McIntosh CT Project (other than solely as security for indebtedness or to facilitate the financing of pollution control or solid waste disposal facilities), such Participant shall also assign the Operating Agreement pro tanto, and shall cause the transferee to assume to the same extent the rights and obligations of such Participant thereunder; provided, however, that Savannah shall not assign its responsibilities as Agent hereunder without the prior written approval of the Participants which shall not be unreasonably withheld. Any attempted or purported assignment of this Agreement not in compliance with this Section 6(c) shall be null and void and of no force or effect whatsoever.

     (d) DAMAGE OR DESTRUCTION. Subject to the receipt of all requisite approvals of any Governmental Authority having jurisdiction:

            (i) In the event the CT Common Facilities or any portion thereof is damaged or destroyed, and the cost of repairs or reconstruction is estimated to be fully covered by the aggregate amount of insurance coverage procured and maintained by the Agent on behalf of the Participants (less applicable deductibles) covering such repairs or reconstruction, then, unless Participants owning in the aggregate more than 51% Pro Forma Ownership Interest in the Plant McIntosh CT Project determine not to repair or reconstruct the CT Common Facilities, the CT Common Facilities shall be repaired or reconstructed.

           (ii) In the event the CT Common Facilities or any portion thereof is damaged or destroyed, and the cost of repairs or reconstruction is estimated to be more than the aggregate amount of insurance coverage procured and maintained by the Agent on behalf of the Participants (less applicable deductibles) covering such repairs or reconstruction, then, unless Participants owning in the aggregate more than 51% Pro Forma Ownership Interest in the Plant McIntosh CT Project determine to repair or reconstruct the CT Common Facilities, the CT Common Facilities shall not be repaired or reconstructed.

          (iii) If as a result of the preceding subsections (i) and (ii), the CT Common Facilities are not to be repaired or reconstructed but one or more Participants desire the repair or reconstruction thereof, the CT Common Facilities shall be repaired or reconstructed; provided, however, that the Participants desiring to repair or reconstruct the CT Common Facilities shall bear the full cost of such repair or reconstruction (after taking into account available insurance proceeds of such Participants); and provided further, that if any other Participant should thereafter desire to obtain its entitlement of energy from its respective portion of the Plant McIntosh CT Project but would not have been able to obtain such entitlement but for the repairs or reconstruction effected pursuant to this paragraph (iii), such other Participant shall reimburse the repairing or reconstructing Participants their pro rata share of the original book cost of such repairs or reconstruction less depreciation, which shall include the cost of capital.

     (e) TAXES. To the extent possible, each Participant shall separately report, file returns with respect to, be responsible for and pay all real property, franchise, business, or other taxes or fees (except payroll taxes for Savannah employees and sales or use taxes for items purchased by Savannah as Agent, and except to the extent that Savannah and GPC, as subsidiaries of The Southern Company, file or have filed on their behalf consolidated income tax returns), arising out of its ownership or leasehold interests in the Plant McIntosh CT Project; provided, however, that to the extent that such taxes or fees may be levied on or assessed against the Plant McIntosh CT Project, its operation, or the Participants in such a manner so as to make impossible the carrying out of the foregoing provisions of this
Section 6(e), or upon mutual agreement of the Participants, such taxes or fees shall be considered a Cost of Construction and paid from the Construction Account or the Capital Account, as appropriate, in accordance with the provisions of Section 6(k), PAYMENTS MADE DURING CONSTRUCTION, hereof, or Section 5(j), PAYMENT AND SETTLEMENT OF COST OF CONSTRUCTION, of the Operating

Agreement, but in no event shall any taxes or fees from the payment of which any Participant is exempt by law be considered a Cost of Construction. Ad valorem taxes for the year in which the Execution and Delivery occurs shall be a Cost of Construction and paid by the Participants in accordance with Section 6(k), PAYMENTS MADE DURING CONSTRUCTION, hereof. All such prorations shall be based on estimated taxes and shall be adjusted among the Participants upon receipt of the actual tax bills. All sales and transfer taxes, recording and filing fees, if any, incurred in connection with the conveyance to GPC of (i) any undivided ownership interest in that portion of the CT Common Facilities equipment pursuant to Section 3, SALE TO GPC OF AN UNDIVIDED OWNERSHIP INTEREST IN CERTAIN OF THE CT COMMON FACILITIES EQUIPMENT, hereof, or (ii) any leasehold interest in the GPC Plant McIntosh CTs Site and the CT Common Facilities Site, pursuant to Section 4, LEASE TO GPC OF THE GPC PLANT MCINTOSH CTS SITE AND THE CT COMMON FACILITIES SITE, hereof, or the conveyance of any ownership and leasehold interests in the CT Common Facilities to a Participant pursuant to Section 10(u), OBLIGATION TO CONVEY INTERESTS IN THE CT COMMON FACILITIES, hereof, shall be paid by the Participants in proportion to their Pro Forma Ownership Interests.

     (f) INSURANCE. Except as may otherwise be provided in the Operating Agreement, during the period of its construction and operation of the Plant McIntosh CT Project, Savannah shall carry in the name of the Participants, as their interests appear, insurance covering (i) workers' compensation, which shall include employers' liability, (ii) commercial general liability, which shall include broad form contractual and products/completed operations liability, and (iii) "all risk" property, including coverage for boiler and machinery, in such amounts and with such deductible or self-insurance features as is consistent with The Southern Company's customary practices, provided such insurance shall have the following minimum limits of liability: (w) workers' compensation, statutory limits; (x) employers' liability, $100,000 per accident; (y) commercial general liability, which shall include broad form contractual and products/completed operations liability, $50,000,000 combined single limit per occurrence and (z) "all risk" property insurance, $200,000,000 per occurrence; or such greater limits as may be determined, from time to time, by mutual agreement of the Participants. The maximum aggregate deductible amount under all insurance policies for any occurrence shall be an amount consistent with industry practice for utilities of similar size and exposure, provided that such insurance is obtainable with a deductible amount not exceeding such maximum deductible amount and at commercially reasonable premiums. The aggregate cost of all such insurance shall be considered (i) Cost of Construction for any such costs which are incurred with respect to any portion or portions of the Plant McIntosh CT Project which has not yet entered Commercial Operation, and (ii) Operating Costs for any such costs which are incurred with respect to any portion or portions of the Plant McIntosh CT Project which has entered Commercial Operation, and shall be paid in accordance with the provisions of Section 6(k), PAYMENTS MADE DURING CONSTRUCTION, hereof, or Section 5(h), PAYMENT AND SETTLEMENT OF OPERATING COSTS, of the Operating Agreement, as appropriate. For any policy furnished by Savannah, the Participants shall each be designated as an additional insured (including, without limitation, for purposes of protecting their interests as owners) and such policy shall be endorsed to be primary to any insurance which may be maintained by any Participant.

     Each other Participant may also maintain additional or other insurance, at its own cost and expense, which it deems necessary or advisable to protect its respective interest in any portion of the Plant McIntosh CT Project provided that such additional insurance does not reduce or diminish in any way the coverage of the insurance procured and maintained by Savannah pursuant to this Section 6(f).

     Notwithstanding the foregoing, such Participant (other than Savannah) shall separately procure and maintain in force, at its own expense, workers' compensation and employers' liability insurance for its Site Representatives and its other employees visiting the Plant McIntosh CT Project with the minimum limits of liability set forth above.

     (g)   RESERVED.

     (h) POLLUTION CONTROL AND OTHER FACILITIES. The Participants and the Agent shall cooperate with each other in any financing undertaken by a Participant on its own behalf of its respective interest in certain facilities and equipment located at the Plant McIntosh CT Project site for the control of environmental pollution and for such other purposes or facilities as tax-exempt bonds may be issued from time to time through the Development Authority of Effingham County, or its successors or assigns or any other political subdivision or authority, of its industrial revenue notes or bonds, or both, the interest on which will be excluded from gross income for Federal income tax purposes.

     (i) NO IMPUTATION OF KNOWLEDGE. Savannah acknowledges that subsequent to the Execution and Delivery, Savannah, although acting as Agent for GPC with respect to the Agency Functions, will not be acting as agent with respect to the conveyance to GPC of (i) leasehold interests in the GPC Plant McIntosh CT Site and the CT Common Facilities Site, and (ii) undivided ownership interests in those portions of the CT Common Facilities equipment conveyed to GPC pursuant to this Agreement. Accordingly, GPC shall not be deemed to have any knowledge imputed to it as a result of the agency relationship between Savannah and GPC.

     (j)   CONSTRUCTION BUDGETS AND SCHEDULES.

            (i) Within 30 days of the date hereof, Savannah, as Agent for the Participants in the construction of the Plant McIntosh CT Project, will deliver to the other Participants an initial Construction Budget setting forth the amounts estimated to be expended by the Participants for the Cost of Construction with respect to each Plant McIntosh CT and the CT Common Facilities (for which payment is to be made in accordance with the provisions of Section 6(k), PAYMENTS TO BE MADE DURING CONSTRUCTION, hereof) and a summary cash flow setting forth the amounts estimated to be expended, and which have been expended as of that date, in each month until the last estimated Commercial Operation date. By
     July 1 and January 1 of each year until the last date of Commercial Operation, Savannah will deliver to the Participants additional Construction Budget estimates, based on information reasonably available, supported by detail reasonably adequate for the purpose of each Participant's reasonable review thereof. Each such budget estimate shall include a construction schedule containing a critical path analysis for the design and construction of each Plant McIntosh CT, as well as the CT Common Facilities, a plan and timetable for obtaining the necessary permits, licenses and approvals from the appropriate Governmental Authorities, the then current expected dates of Commercial Operation and such other plans, timetables or schedules, if any, as Savannah may deem appropriate.

           (ii) Within 30 days after receipt of the initial Construction Budget and, thereafter, by August 1 and February 1 of each year, respectively, (A) the Construction Budget and construction schedule for each Participant's Plant McIntosh CTs shall be approved or disapproved by the Participant owning such Plant McIntosh CTs, and (B) the Construction Budget and construction schedule for the CT Common Facilities shall be approved by mutual agreement of the Participants, in the absence of which such budget or schedule, as the case may be, shall be disapproved, in its entirety. If any Construction Budget or construction schedule is disapproved, the Participants shall then have until September 1 and March 1, respectively, to agree on an alternative revised Construction Budget or construction schedule, as the case may be, which shall comply with Prudent Utility Practice and Legal Requirements. In the event that the Participants are unable to agree on a complete revised budget or schedule which complies with Prudent Utility Practice and Legal Requirements by September 1 and March 1, respectively, then the budget or schedule, as the case may be, to be utilized shall consist only of such portions of the Construction Budget or construction schedule as revised on which the Participants agree. The Participants and Savannah, as Agent, agree to cooperate with one another to revise to the extent practicable, any Construction Budget or construction schedule in effect from time to time to accommodate changed circumstances.

          (iii) Savannah, as Agent, shall attempt to construct the Plant McIntosh CT Project in accordance with the then current Construction Budget estimate and construction schedule such that (A) payments to be made by the Participants for the costs contained therein shall be, as nearly as practicable, within the then current Construction Budget and the schedules of expenditures contained therein, and (B) the Plant McIntosh CTs meet their intended Commercial Operation dates. Notwithstanding the foregoing, Savannah makes no representation, warranty or promise of any kind as to the accuracy of any estimate contained in a Construction Budget or construction schedule or any revisions thereto or that any such attempt referred to in the preceding sentence will be successful, and in no event shall Savannah, as Agent, have any liability to any of the Participants in these regards.

     (k)   PAYMENTS MADE DURING CONSTRUCTION.

            (i) Savannah, as Agent, shall be responsible for making, and shall make, payment to third parties, and such of the Participants which have rendered services to Savannah in connection with the Plant McIntosh CT Project, of all Cost of Construction only to the extent that funds are available therefor in the Construction Account; provided, however, that all payments of Cost of Construction made by Savannah prior to the date hereof shall also be allocated among and paid by the Participants in accordance with this Agreement.

           (ii)  Within 30 days of the date hereof, and
     thereafter, on or before the first Business Day of each month, Savannah, as Agent, will notify the other

     Participants of the nature and amount of all Cost of Construction expended to date and anticipated to be incurred during the succeeding calendar month in respect of the planning, design, licensing, procurement, construction, acquisition, completion, testing and startup of the Plant McIntosh CTs or the CT Common Facilities, or both, plus or minus any adjustments for costs incurred in prior months but not previously charged or credited to the Participants under the provisions of this Section 6(k) with separate computations as to each of the Plant McIntosh CTs and the CT Common Facilities. Savannah, as Agent, will give each Participant as much notice as is reasonably practicable of any major anticipated cost. Each such notification made by Savannah, as Agent, of anticipated costs and adjustments shall be accompanied and adjusted by an accounting of costs incurred and credits, if any, received for preceding months. Each Participant shall make payment into the Construction Account in immediately available funds of its respective percentage share of the Cost of Construction incurred prior to Commercial Operation in accordance with the provisions of this Section 6(k) during the succeeding month in accordance with the schedule determined and delivered to it by Savannah, as Agent. Each Participant's respective percentage share of such Cost of Construction shall be consistent with its respective ownership interests in the Plant McIntosh CT Project. Each Participant's share of the Cost of Construction associated with the 1994 Plant McIntosh CTs shall equal the number of 1994 Plant McIntosh CTs which such Participant owns divided by the total number of 1994 Plant McIntosh CTs; provided, however, in the event that a Participant makes unique additions to or delays the construction of one or more of the 1994 Plant McIntosh CTs, then each Participant shall pay the Cost of Construction associated with the 1994 Plant McIntosh CTs which such Participant owns; provided further that each Participant who elects to cancel any one or more of the 1994 Plant McIntosh CTs shall bear all Cost of Construction associated with such cancelled 1994 Plant McIntosh CTs. Each Participant's share of the Cost of Construction associated with the 1995 Plant McIntosh CTs shall equal the number of 1995 Plant McIntosh CTs which such Participant owns divided by the total number of the 1995 Plant McIntosh CTs; provided, however, in the event that a Participant makes unique additions to or delays the construction of one or more of the 1995 Plant McIntosh CTs, then each Participant shall pay the Cost of Construction associated with the 1995 Plant McIntosh CTs which such Participant owns; provided further that each Participant who elects to cancel any one or more of the 1995 Plant McIntosh CTs shall bear all Cost of Construction associated with such cancelled 1995 Plant McIntosh CTs.
     Each Participant's share of the Cost of Construction associated with the Additional Plant McIntosh CTs shall equal the number of Additional Plant McIntosh CTs which such Participant owns divided by the total number of Additional Plant McIntosh CTs; provided, however, that for purposes of the calculation in this sentence, no Additional Plant McIntosh CTs shall be included until such time as one or more Participants have provided written notice to the other Participants that such one or more Participants are planning to construct one or more Additional Plant McIntosh CTs, as the case may be, in order to meet their energy needs; provided further in the event that a Participant makes unique additions to or delays the construction of one or more of the Additional Plant McIntosh CTs, then each Participant shall pay the Cost of Construction associated with the Additional Plant McIntosh CTs which such Participant owns; and provided further that each Participant who elects to cancel any one or more of the Additional Plant McIntosh CTs shall bear all Cost of Construction associated with such cancelled Additional Plant McIntosh CTs. Each Participant's share of the Cost of Construction associated with the CT Common Facilities shall equal such Participant's Pro Forma Ownership Interest, as it may appear from time to time; provided, however, that each Participant who elects to construct one or more of the Additional Plant McIntosh CTs shall bear all Cost of Construction associated with any additions to the CT Common Facilities required to support such Additional Plant McIntosh CTs, subject to the provisions of Section 10(u) hereof; provided further that each Participant who elects to cancel the construction of any Plant McIntosh CT shall bear all Cost of Construction associated with the CT Common Facilities which, but for the initial decision to construct such cancelled Plant McIntosh CT, would not have been expended.

          (iii) Each Participant shall have until (A) the 180th day after the later of (1) the commencement of Commercial Operation of all of the 1994 Plant McIntosh CTs, with respect to the 1994 Plant McIntosh CTs, and the commencement of Commercial Operation of all of the 1995 Plant McIntosh CTs, with respect to the 1995 Plant McIntosh CTs, and the commencement of Commercial Operation of each of the Additional Plant McIntosh CTs, with respect to each respective Additional Plant McIntosh CT, or (2) the furnishing of an accounting by Savannah, as Agent, of all items of the Cost of Construction incurred prior to the Commercial Operation of one or more of the Plant McIntosh CTs (but including Cost of Construction attributable only to such of the CT Common Facilities as may have been required for Commercial Operation of such Plant McIntosh CTs), or (B) such time as the Parties may otherwise agree, to question or contest the correctness of such charge or credit after which time the correctness of such charge or credit shall be conclusively presumed. In the event that any Participant by timely notice questions or contests the correctness of any such charge or credit, Savannah, as Agent, shall promptly review the questioned charge or credit and shall within 55 days following notice from a Participant questioning or contesting such charge or credit notify each Participant of the amount of any error and the amount of reimbursement, if any, that each Participant is required to make or is entitled to receive in respect of such error. Not later than the fifth Business Day after receipt of such notice from Savannah, as Agent, each Participant required to make reimbursement shall deposit the amount specified in such notice into the Construction Account in immediately available funds. Any such reimbursement required to be made by Savannah, as Agent, shall be so deposited by Savannah, as Agent, not later than the fifth Business Day after Savannah, as Agent, notifies the other Participants of the amount of such reimbursement that it is required to make. From the amount so deposited, Savannah, as Agent, shall immediately thereafter distribute the amount that each Participant is entitled to receive (or if the amount so deposited is insufficient to reimburse in full all Participants entitled to receive reimbursement, then Savannah, as Agent, shall distribute the amount so deposited among the Participants entitled to receive such reimbursement pro rata in accordance with each Participant's entitlement to reimbursement in respect of such error), except that if any such Participant is then in default in respect of any payments required to be made under this Agreement or the Operating Agreement, an amount equal to such defaulting Participant's share of the amount so deposited with respect to such reimbursement shall be retained in the Construction Account and distributed in accordance with the provisions of
     Section 6(l), CONSTRUCTION ACCOUNT, hereof. Savannah shall have no responsibility or liability for the failure of any Participant (other than itself) to deposit funds as provided in this Section 6(k).

           (iv)  Savannah, as Agent, will provide each
     Participant with such information as is reasonably required by such Participant in order to account for payments made pursuant to this Section 6(k) on such Participant's books.

     (l)   CONSTRUCTION ACCOUNT.

            (i) Within 30 days of the date hereof, Savannah, as Agent, shall establish the Construction Account. Contemporaneously with the establishment of the Construction Account, Savannah shall transfer to the Construction Account all moneys which have been delivered to and are held by Savannah for the payment of Cost of Construction. Henceforth, all payments (for which provision is made in Section 6(k), PAYMENTS MADE DURING CONSTRUCTION, hereof) of Cost of Construction incurred by the Participants shall be deposited by the Participants in the Construction Account and unless the Participants shall otherwise agree, Savannah, as Agent, shall withdraw and apply funds from the Construction Account only as necessary to pay Cost of Construction in accordance with the provisions of
     Section 6(k), PAYMENTS MADE DURING CONSTRUCTION, hereof. In the event that during any month the balance in the Construction Account is insufficient to pay such Cost of Construction required to be paid that month (other than as a result of the nonpayment by a Participant of an amount due from it pursuant to Section 6(k), PAYMENTS MADE DURING CONSTRUCTION, hereof), Savannah, as Agent, shall promptly so notify the other Participants by telephone or telecopy of the amount required to be paid by each Participant and thereafter promptly confirm the same in writing, together with a description of the cause of such deficit. Each of the Participants shall pay its respective share of such deficit into the Construction Account in immediately available funds not later than the fifth Business Day after receipt of such notice from Savannah, as Agent. Savannah shall have no responsibility or liability to make up any such deficit out of its own funds in excess of the proportionate share of such deficit which it owes as a Participant.

           (ii) Until the last Commercial Operation date, each Participant shall continue to own and maintain its undivided ownership interest in the Construction Account (other than amounts, if any, deposited in the Construction Account pursuant to subsection (iii) of Section 6(k), PAYMENTS MADE DURING CONSTRUCTION, above, which amounts shall be owned solely by the Participants to whom such amounts are to be distributed as provided in such subsection); provided, however, that Savannah, as Agent, shall have the sole right and authority to make withdrawals from the Construction Account; and provided further, that a Participant shall not own any undivided ownership interest in any amount in the

     Construction Account in respect of interest paid into such Construction Account by or on behalf of such Participant pursuant to the provisions of Section 6(b), NONPAYMENT, hereof, which amount shall, if there is only one other Participant, be owned entirely by such other Participant and credited against payments required to be made into such Construction Account by such other Participant in the performance of its obligations under this Agreement, and which amount shall, if there are three or more Participants, be owned in common by, and credited against payments required to be made into such Construction Account by, the other Participants not then in default in the performance of their obligations under this Agreement in the proportion which their respective Pro Forma Ownership Interests, as they may appear at the time, bear to the aggregate of their Pro Forma Ownership Interests, as they may appear at the time. Savannah, as Agent, shall not commingle any funds deposited in the Construction Account with any other funds owned or maintained by Savannah unless the Participants shall otherwise agree.

          (iii) Upon the last Commercial Operation date of the 1995 Plant McIntosh CTs and settlement of all obligations relating to Cost of Construction incurred prior to such last Commercial Operation date, and again upon the last Commercial Operation date of the Additional Plant McIntosh CTs and settlement of all obligations relating to Cost of Construction incurred prior to such last Commercial Operation date, Savannah, as Agent, shall close the Construction Account and distribute to each Participant its undivided ownership interest of any balance remaining in the Construction Account at such times (exclusive of amounts therein, if any, in which such Participant shall not own any undivided ownership interest), except that if a Participant shall then be in default with respect to any payment required to be made under this Agreement or under the Operating Agreement, an amount equal to the liability of such defaulting Participant on account of such default (or if such amount exceeds such Participant's share of the balance in the Construction Account, its entire share of such balance) shall first be distributed to the non-defaulting Participant or, if there is more than one non-defaulting Participant, to the non-defaulting Participants in the proportion which their respective Pro Forma Ownership Interests, as they may appear at the time, bear to the aggregate of their Pro Forma Ownership Interests, as they may appear at the time.

     (m) SHARING OF COSTS - GENERAL. Except as otherwise provided in this Agreement, each Participant shall be responsible for the payment of its respective percentage share of all Cost of Construction in accordance with this Agreement and the Operating Agreement.

     In the event that (i) the Execution and Delivery does not take place as contemplated herein, or (ii) the Closing does not take place as contemplated herein, in the absence of any breach of this Agreement all Cost of Construction incurred prior to the date on which either (i) or (ii) of this Section 6(m) occurs shall be paid by the Participants in accordance with this Section 6(m); provided, however, to the extent that any Participant has deposited funds into the Construction Account which funds are not expended by Savannah, as Agent, in accordance with this Agreement, such funds shall be returned to such Participant.

     It is the absolute intent of the Participants to share all items of cost, obligation and liability incurred in connection with the Plant McIntosh CT Project (other than the financing of each Participant's respective ownership or leasehold interests in the Plant McIntosh CT Project) which are not otherwise expressly provided for in this Agreement or in the Operating Agreement in proportion to their respective Pro Forma Ownership Interests, as they may appear from time to time; provided, however, that any such cost, obligation or liability incurred at the request of and for the sole benefit of a particular Participant shall be the sole responsibility of such Participant and such Participant hereby agrees to indemnify all other Participants against any claims, costs, damages, expenses, losses or any other liability of any kind arising from such costs, obligations or liability.

     Notwithstanding the foregoing provisions of this
Section 6(m) or any other provision of this Agreement, in the event any Participant sells or leases to any other person (including, without limitation, a Participant) any ownership or ownership and leasehold interests in the Plant McIntosh CT Project in accordance with the provisions of Section 6(c), ALIENATION AND ASSIGNMENT, hereof, (other than a sale or conveyance as security for an indebtedness or in connection with the financing of pollution control or solid waste disposal facilities), such conveying Participant's rights and obligations hereunder as a Participant, including, without limitation, the obligation to make payments of Cost of Construction and any other costs to be shared by the Participants hereunder, shall be reduced to the extent of the ownership or ownership and leasehold interests so conveyed, and the Agent and all Participants shall look solely to such purchaser for payment of the corresponding portion of the Cost of Construction and other costs to be shared by the Participants hereunder.


 7.  CERTAIN ADDITIONAL AGREEMENTS AMONG THE PARTICIPANTS.
Savannah, as Agent, and the Participants hereby mutually covenant and agree as follows:

     (a) NO ADVERSE DISTINCTION. Notwithstanding any other provision of this Agreement, in discharging their respective responsibilities pursuant to this Agreement, neither Savannah as Agent, or as a Participant, nor any other Participant, shall make any adverse distinction between that portion of the Plant McIntosh CT Project in which it has an interest, and any other portion of the Plant McIntosh CT Project, because of its ownership of (or ownership and leasehold interests in) a portion of the Plant McIntosh CTs or an undivided share of the CT Common Facilities with the other Participants.

     (b) COOPERATION. The Participants and Savannah, as Agent, will cooperate with each other in all activities relating to the Plant McIntosh CT Project, including, without limitation, the execution and filing of applications for authorizations, permits and licenses with Governmental Authorities having jurisdiction (except that Savannah is not authorized to have any contact with the GPSC on behalf of GPC without the written consent of GPC), fuel procurement and the execution of such other documents as may be reasonably necessary to carry out the provisions of this Agreement. Without Savannah's written consent, no other Participant shall incur any obligation in connection with the Plant McIntosh CT Project which would or could obligate Savannah to any third party.

     (c) APPROVALS. Following the execution and delivery of this Agreement, GPC and Savannah shall use their reasonable best efforts to obtain as quickly as possible all requisite and contemplated judicial, governmental, regulatory and vendor (with regard to assignment of contractual rights and obligations, if any) approvals for the consummation of the transactions contemplated hereby. The obligations of any Participant to consummate any transaction contemplated by Section 10(u), OBLIGATION TO CONVEY INTERESTS IN THE CT COMMON FACILITIES, hereof is subject to the receipt of all requisite approvals of Governmental Authorities.

     (d)  COMPLIANCE WITH LAWS AND ENVIRONMENTAL MATTERS.

            (i) The Participants acknowledge and agree that Savannah, as Agent, shall plan, design, license, procure, construct, acquire, complete, test, startup, manage, control, operate, maintain, add to, renew, modify, replace and dispose of the Plant McIntosh CT Project substantially in accordance with all local, state and federal laws, regulations, ordinances or orders now or hereinafter in effect; provided, however, that any failure to substantially comply with such local, state or federal laws, regulations, ordinances or orders shall not be deemed a breach of this Agreement if, and so long as, such failure is (A) caused by a Force Majeure Event, or (B) in accordance with a court order or decree, or a formal agreement with the regulatory agency having jurisdiction over the subject matter of noncompliance or having authority to issue the required approval.

           (ii) Each Participant, in addition to the Agent, shall be a permittee for any air quality permit(s) issued for such Participant's Plant McIntosh CTs by a Governmental Authority if such Governmental Authority determines that the Participants are required to be joint permittees.

          (iii) The Agent shall not use, treat, store, dispose, or recycle, at the Plant McIntosh CT Project any Environmental Material (as hereinafter defined) in amounts or under circumstances requiring notification of, or a permit, license, or approval from any Governmental Authority of competent jurisdiction, unless such Environmental Material was generated at the Plant McIntosh CT Project or related to the generation of electric power at the Plant McIntosh CT Project. For purposes of this subsection (iii) of Section 7(d), "Environmental Material" shall mean and include asbestos, radioactive material, petroleum, petroleum products, petroleum fractions, petroleum distillates, and any substance, material or waste designated as hazardous under the Comprehensive Environmental Response, Compensation, and Liability Act and amendments thereto, or designated as toxic or hazardous or otherwise regulated under the Toxic Substances Control Act and amendments thereto, the Resource Conservation and Recovery Act and amendments thereto, the Clean Water Act and amendments thereto, the Clean Air Act and amendments thereto, the Georgia Air Quality Act and amendments thereto, the Georgia Hazardous Waste Management Act and amendments thereto, or the Georgia Water Quality Control Act and amendments thereto.

     (e) SAFETY. The Participants acknowledge and agree that in the acquisition, construction and completion of the Plant McIntosh CT Project, Savannah shall at all times take all reasonable precautions for the safety of employees on the work site and of the public, and shall comply with all applicable provisions of federal, state, and municipal safety laws and building and construction codes, including, without limitation, all regulations of the Occupational Safety and Health Administration. The requirements of this paragraph shall be for the sole benefit of the Participants only and shall not create or impose any standard of care or duty to any third party or to any employee or subcontractor's employee or to the public, beyond the duty incumbent upon Savannah which would exist under applicable law without reference to any term or provision of this Agreement.

     (f) EQUAL EMPLOYMENT OPPORTUNITY AND CIVIL RIGHTS. Savannah, as Agent, shall conform to the requirements of the Equal Employment Opportunity clause in Section 202, Paragraphs 1 through 7 of Executive Order 11246, as amended, and applicable portions of Executive Orders 11701 and 11758, relative to Equal Employment Opportunity and the Implementing Rules and Regulations of the Office of Federal Contract Compliance Programs.


 8.  CONDITIONS PRECEDENT TO EXECUTION AND DELIVERY.

     (a) SAVANNAH'S CONDITIONS. Except as may otherwise be provided in Section 6(m), SHARING OF COSTS - GENERAL, hereof, all obligations of Savannah to GPC under this Agreement and the Operating Agreement are subject to the fulfillment, prior to or at the Execution and Delivery, of each of the conditions contained in clauses (i) through (iv) below (or the waiver in writing of such conditions by Savannah):

            (i)  Representations and Warranties Correct;
     Performance by GPC. GPC's representations and warranties contained in this Agreement shall have been materially true and correct at the date hereof, and (other than the representation and warranty set forth in subsection (iii) of
     Section 2(a), GPC REPRESENTATIONS AND WARRANTIES, hereof) shall be deemed to have been made again at and as of the time of the Execution and Delivery and shall then be true and correct in all material respects; GPC shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Execution and Delivery; and Savannah shall have been furnished with a certificate of the President or a vice president of GPC, dated the date of the Execution and Delivery, certifying in such detail as Savannah may request to the fulfillment of the foregoing conditions.

           (ii) Litigation Certificate. GPC shall have delivered to Savannah a certificate executed by the President or a vice president of GPC that, as of the time of the Execution and Delivery, such officer of GPC has no personal knowledge of actual or threatened litigation against GPC which might materially adversely affect the rights of Savannah as a tenant in common in the CT Common Facilities and the CT Fuel Supply other than such pending or threatened litigation described or referred to in such certificate, and the contents of such certificate shall be reasonably satisfactory to Savannah.

          (iii) Other Documents. At or prior to the time of the Execution and Delivery, GPC shall have entered into the Operating Agreement and such Operating Agreement shall be in full force and effect. At the Execution and Delivery, GPC shall not be in material breach of the Operating Agreement.

           (iv) Opinion of GPC's Counsel. Savannah shall have been furnished with an opinion of Troutman Sanders, counsel for GPC, dated the date of the Execution and Delivery, to the effect that:

               (A) GPC is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has the requisite power and authority to own and to lease those portions of the Plant McIntosh CT Project as GPC is required to own and lease following the Execution and Delivery, to execute and deliver this Agreement and the Operating Agreement and to perform its obligations hereunder and thereunder, and to conduct its business as it is then being conducted;

               (B) the execution, delivery and performance of this Agreement and the Operating Agreement by GPC have been duly and effectively authorized by all requisite corporate action; and

               (C) GPC had full power and authority to execute this Agreement and the Operating Agreement, and this Agreement and the Operating Agreement have been fully executed and delivered by GPC and are the legal, valid and binding obligations of GPC enforceable against it in accordance with their terms (except as the provisions hereof or thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by other laws of general application affecting the rights and remedies of creditors, except that the availability of the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought, and except that no opinion shall be expressed as to the validity and enforceability of the restrictions on alienation set forth in Sections 6(c), ALIENATION AND ASSIGNMENT hereof).

          Such opinion shall cover such other matters as Savannah may reasonably request and shall be reasonably satisfactory to Savannah's counsel.

     (b) GPC'S CONDITIONS. Except as may otherwise be provided in Section 6(m), SHARING OF COSTS - GENERAL, hereof, all obligations of GPC under this Agreement and the Operating
Agreement are subject to the fulfillment, prior to or at the Execution and Delivery, of each of the following conditions (or the waiver in writing of such conditions by GPC):

            (i)  Representations and Warranties Correct;
     Performance by Savannah. Savannah's representations and warranties contained in this Agreement shall have been materially true and correct at the date hereof and (other than the representation and warranty set forth in subsection
     (iii) of Section 2(b), SAVANNAH REPRESENTATIONS AND WARRANTIES hereof) shall be deemed to have been made again at and as of the time of the Execution and Delivery and shall then be true and correct in all material respects; Savannah shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Execution and Delivery; and GPC shall have been furnished with a certificate of the President or a vice president of Savannah, dated the date of the Execution and Delivery, certifying in such detail as GPC may request to the fulfillment of the foregoing conditions.

           (ii) Litigation Certificate. Savannah shall have delivered to GPC a certificate executed by the President or a vice president of Savannah that, as of the time of the Execution and Delivery, such officer of Savannah has no personal knowledge of actual or threatened litigation against Savannah which might materially adversely affect the rights of GPC as a tenant in common in the CT Common Facilities and the CT Fuel Supply other than such pending or threatened litigation described or referred to in such certificate, and the contents of such certificate shall be reasonably satisfactory to GPC.

          (iii) Collateral Documents. At or prior to the time of the Execution and Delivery, Savannah shall have entered into the Collateral Documents and such Collateral Documents shall be in full force and effect. At the Execution and Delivery, neither Savannah nor SCSI shall be in material breach of any of the Collateral Documents.

           (iv) Title Insurance. GPC shall have received, at its own expense, at the Execution and Delivery an owner's policy of title insurance in favor of GPC containing no exceptions other than those exceptions set forth on Exhibit G attached hereto and incorporated herein by reference (hereinafter referred to as the "Permitted Exceptions"), insuring GPC's leasehold estate in the real property being demised to GPC at the Execution and Delivery. Savannah shall have provided to GPC, or its title insurer, a corporate officer's affidavit, dated the date of such Execution and Delivery and executed by a vice president of Savannah, covering such matters as may be reasonable and customary in transactions involving commercial real property in the State of Georgia.

            (v) No Material Change. Between the date of this Agreement and the Execution and Delivery, there shall not have been any material adverse change in any portion of the GPC Plant McIntosh CTs Site or the CT Common Facilities Site that is being leased by GPC at the Execution and Delivery and such assets shall not have suffered any material loss by fire, explosion or other casualty.

           (vi) Opinion of Savannah's Counsel. GPC shall have been furnished with an opinion of Bouhan, Williams & Levy, counsel for Savannah, dated the date of the Execution and Delivery, to the effect that:

               (A) Savannah is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has the requisite power and authority to execute and deliver this Agreement and the Collateral Documents and to perform its obligations hereunder and thereunder, and to conduct its business as it is then being conducted;

               (B) the execution, delivery and performance of this Agreement and the Collateral Documents by Savannah have been duly and effectively authorized by all requisite corporate action; and

               (C) Savannah had full power and authority to execute this Agreement and the Collateral Documents, and this Agreement and the Collateral Documents have been fully executed and delivered by Savannah and are the legal, valid and binding obligations of Savannah enforceable against it in accordance with their terms (except as the provisions hereof or thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by other laws of general application affecting the rights and remedies of creditors, except that the availability of the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought, and except that no opinion shall be expressed as to the validity and enforceability of the restrictions on alienation set forth in Sections 6(c), ALIENATION AND ASSIGNMENT hereof).

               Such opinion shall cover other matters as GPC may reasonably request and shall be reasonably satisfactory to GPC's counsel.

          (vii) Due Diligence Satisfactory. GPC shall have had adequate opportunity to conduct Due Diligence and in the course thereof shall not have discovered any information, state of facts, condition or event which, in the exercise of reasonable judgment, causes GPC to determine that (i) it would be materially deprived of the value of the bargain intended to be obtained thereby on the date hereof, or (ii) that consummation of the Execution and Delivery would subject GPC to any claims, liabilities, or obligations estimated to be, singly or in the aggregate, in excess of $50,000.00 over and above all amounts which Savannah has otherwise agreed to pay to GPC with respect to such claims, liabilities, or obligations.

     (c) MUTUAL CONDITIONS. Except as may otherwise be provided in Section 6(m), SHARING OF COSTS - GENERAL, hereof, the respective obligations of GPC and Savannah under this Agreement and the Operating Agreement are subject to the fulfillment, prior to or at the Execution and Delivery (unless waived in writing by GPC and Savannah prior to or at the Execution and Delivery), of the further conditions that the following shall have been achieved: (i) the receipt of all requisite or contemplated governmental, regulatory, judicial or other authorizations, consents, orders, permits, licenses, certifications, filings, waivers or approvals with respect to such Execution and Delivery (including, without limitation, those of the GPSC, the SEC, the GEPD, the Army Corps of Engineers, or Effingham County), (ii) the execution, delivery and performance (to the extent required prior to or at the Execution and Delivery) of this Agreement and the Collateral Documents and the consummation of the transactions contemplated thereby by GPC and Savannah (including, without limitation, the substitution of land surveys for Exhibits A1/2, A3/4, A5/6 and A7/8 pursuant to Sections 1(an), PLANT MCINTOSH CTS NOS. 01 AND 02, 1(ao), PLANT MCINTOSH CTS NOS. 03 AND 04, 1(ap), PLANT MCINTOSH CTS NOS. 05 AND 06, and 1(aq), PLANT MCINTOSH CTS NOS. 07 AND 08, hereof), and (iii) the receipt of the Release by NationsBank of Georgia, National Association, as Trustee under the Indenture of the leasehold estate to be conveyed to GPC at the Execution and Delivery hereunder from the lien of such Indenture.


 9.  CONDITIONS PRECEDENT TO CLOSING.

     (a) SAVANNAH'S CONDITIONS. Except as may otherwise be provided in Section 6(m), SHARING OF COSTS - GENERAL, hereof, all obligations of Savannah to GPC under this Agreement and the Operating Agreement are subject to the fulfillment, prior to or at the Closing, of each of the conditions contained in clauses
(i) through (iv) below (or the waiver in writing of such conditions by Savannah):

            (i)  Representations and Warranties Correct;
     Performance by GPC. GPC's representations and warranties contained in this Agreement shall have been materially true and correct at the date hereof, and (other than the representation and warranty set forth in subsection (iii) of
     Section 2(a), GPC REPRESENTATIONS AND WARRANTIES, hereof) shall be deemed to have been made again at and as of the time of the Closing and shall then be true and correct in all material respects; GPC shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing; and Savannah shall have been furnished with a certificate of the President or a vice president of GPC, dated the date of the Closing, certifying in such detail as Savannah may request to the fulfillment of the foregoing conditions.

           (ii)  Litigation Certificate.  GPC shall have
     delivered to Savannah a certificate executed by the

     President or a vice president of GPC that, as of the time of the Closing, such officer of GPC has no personal knowledge of actual or threatened litigation against GPC which might materially adversely affect the rights of Savannah as a tenant in common in the CT Common Facilities and the CT Fuel Supply other than such pending or threatened litigation described or referred to in such certificate, and the contents of such certificate shall be reasonably satisfactory to Savannah.

          (iii) Other Documents. At or prior to the time of the Closing, GPC shall have entered into the Operating Agreement and such Operating Agreement shall be in full force and effect. At the Closing, GPC shall not be in material breach of the Operating Agreement.

           (iv) Opinion of GPC's Counsel. Savannah shall have been furnished with an opinion of Troutman Sanders, counsel for GPC, dated the date of the Closing, to the effect that:

               (A) GPC is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has the requisite power and authority to own and to lease those portions of the Plant McIntosh CT Project as GPC is required to own and lease following the Closing, to execute and deliver this Agreement and the Operating Agreement and to perform its obligations hereunder and thereunder, and to conduct its business as it is then being conducted;

               (B) the execution, delivery and performance of this Agreement and the Operating Agreement by GPC have been duly and effectively authorized by all requisite corporate action; and

               (C) GPC had full power and authority to execute this Agreement and the Operating Agreement, and this Agreement and the Operating Agreement have been fully executed and delivered by GPC and are the legal, valid and binding obligations of GPC enforceable against it in accordance with their terms (except as the provisions hereof or thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by other laws of general application affecting the rights and remedies of creditors, except that the availability of the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought, and except that no opinion shall be expressed as to the validity and enforceability of the restrictions on alienation set forth in Sections 6(c), ALIENATION AND ASSIGNMENT hereof).

          Such opinion shall cover such other matters as Savannah may reasonably request and shall be reasonably satisfactory to Savannah's counsel.

     (b) GPC'S CONDITIONS. Except as may otherwise be provided in Section 6(m), SHARING OF COSTS - GENERAL, hereof, all obligations of GPC under this Agreement and the Operating
Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions (or the waiver in writing of such conditions by GPC):

            (i)  Representations and Warranties Correct;
     Performance by Savannah. Savannah's representations and warranties contained in this Agreement shall have been materially true and correct at the date hereof and (other than the representation and warranty set forth in subsection
     (iii) of Section 2(b), SAVANNAH REPRESENTATIONS AND WARRANTIES hereof) shall be deemed to have been made again at and as of the time of the Closing and shall then be true and correct in all material respects; Savannah shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing; and GPC shall have been furnished with a certificate of the President or a vice president of Savannah, dated the date of the Closing, certifying in such detail as GPC may request to the fulfillment of the foregoing conditions.

           (ii) Litigation Certificate. Savannah shall have delivered to GPC a certificate executed by the President or a vice president of Savannah that, as of the time of the Closing, such officer of Savannah has no personal knowledge of actual or threatened litigation against Savannah which might materially adversely affect the rights of GPC as a tenant in common in the CT Common Facilities and the CT Fuel Supply other than such pending or threatened litigation described or referred to in such certificate, and the contents of such certificate shall be reasonably satisfactory to GPC.

          (iii) Collateral Documents. At or prior to the time of the Closing, Savannah shall have entered into the Collateral Documents and such Collateral Documents shall be in full force and effect. At the Closing, neither Savannah nor SCSI shall be in material breach of any of the Collateral Documents.

          (iv) No Material Change. Between the date of this Agreement and the Closing, there shall not have been any material adverse change in any of that portion of the CT Common Facilities equipment being conveyed to GPC at the Closing and such assets shall not have suffered any material loss by fire, explosion or other casualty.

          (v) Opinion of Savannah's Counsel. GPC shall have been furnished with an opinion of Bouhan, Williams & Levy, counsel for Savannah, dated the date of the Closing, to the effect that:

               (A) Savannah is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has the requisite power and authority to execute and deliver this Agreement and the Collateral Documents and to perform its obligations hereunder and thereunder, and to conduct its business as it is then being conducted;

               (B) the execution, delivery and performance of this Agreement and the Collateral Documents by Savannah have been duly and effectively authorized by all requisite corporate action; and

               (C) Savannah had full power and authority to execute this Agreement and the Collateral Documents, and this Agreement and the Collateral Documents have been fully executed and delivered by Savannah and are the legal, valid and binding obligations of Savannah enforceable against it in accordance with their terms (except as the provisions hereof or thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by other laws of general application affecting the rights and remedies of creditors, except that the availability of the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought, and except that no opinion shall be expressed as to the validity and enforceability of the restrictions on alienation set forth in Sections 6(c), ALIENATION AND ASSIGNMENT hereof).

               Such opinion shall cover other matters as GPC may reasonably request and shall be reasonably satisfactory to GPC's counsel.

          (vi) Due Diligence Satisfactory. GPC shall have had adequate opportunity to conduct Due Diligence and in the course thereof shall not have discovered any information, state of facts, condition or event which, in the exercise of reasonable judgment, causes GPC to determine that (i) it would be materially deprived of the value of the bargain intended to be obtained thereby on the date hereof, or (ii) that consummation of the Closing would subject GPC to any claims, liabilities, or obligations estimated to be, singly or in the aggregate, in excess of $50,000.00 over and above all amounts which Savannah has otherwise agreed to pay to GPC with respect to such claims, liabilities, or obligations.

     (c) MUTUAL CONDITIONS. Except as may otherwise be provided in Section 6(m), SHARING OF COSTS - GENERAL, hereof, the respective obligations of GPC and Savannah under this Agreement and the Operating Agreement are subject to the fulfillment, prior to or at the Closing (unless waived in writing by GPC and Savannah prior to or at the Closing), of the further conditions that the following shall have been achieved: (i) the receipt of all requisite or contemplated governmental, regulatory, judicial or other authorizations, consents, orders, permits, licenses, certifications, filings, waivers or approvals with respect to such Closing (including, without limitation, those of the FERC, GPSC, the SEC, the GEPD, the Army Corps of Engineers, or Effingham County), (ii) the execution, delivery and performance (to the extent required prior to or at the Closing) of this Agreement and the Collateral Documents and the consummation of the transactions contemplated thereby by GPC and Savannah, and
(iii) the receipt of the Release by NationsBank of Georgia, National Association, as Trustee under the Indenture of the undivided ownership interest in that portion of the CT Common Facilities equipment to be conveyed to GPC at the Closing hereunder from the lien of such Indenture.


 10. MISCELLANEOUS.

     (a) SURVIVAL. The agreements, covenants, representations and warranties contained in Sections 1, DEFINITIONS, 2, REPRESENTATIONS AND WARRANTIES, 3, SALE TO GPC OF AN UNDIVIDED OWNERSHIP INTEREST IN CERTAIN OF THE CT COMMON FACILITIES EQUIPMENT, 4, LEASE TO GPC OF THE PLANT MCINTOSH CTS SITE AND THE CT COMMON FACILITIES SITE, 5, AGENCY, 6, OWNERSHIP, RIGHTS AND

OBLIGATIONS, 7, CERTAIN ADDITIONAL AGREEMENTS AMONG THE PARTICIPANTS, and 10, MISCELLANEOUS, of this Agreement shall survive the Closing; provided, however, that such agreements, covenants, representations and warranties shall remain in effect only so long as the Operating Agreement remains in effect, pursuant to Section 7(b), TERM, of the Operating Agreement.

     (b) FURTHER ASSURANCES. From time to time after the date hereof, each Party will execute and deliver such instruments of conveyance and other documents, upon the request of another Party, as may be necessary or appropriate to carry out the intent of this Agreement.

     (c) GOVERNING LAW. The validity, interpretation, and performance of this Agreement and each of its provisions shall be governed by the laws of the State of Georgia.

     (d)   NOTICE.

            (i)  Any notice, request, consent or other
     communication permitted or required by this Agreement (including, without limitation, any offer or acceptance pursuant to Section 6(c), ALIENATION AND ASSIGNMENT, hereof) shall be in writing. All notices pertaining to or affecting the provisions of this Agreement shall be deemed given when deposited in the United States Mail, and sent by registered or certified mail to the Parties at the following addresses:

     GPC:

          Georgia Power Company
          333 Piedmont Avenue
          Atlanta, Georgia 30308
          Attention:  Senior Vice President - Bulk Power Markets
          Telephone Number:   (404) 526-6599
          Telecopy Number:    (404) 526-7407

     Savannah (in its capacity as a Participant and as Agent):

          Savannah Electric and Power Company
          600 East Bay Street
          Savannah, Georgia 31402
          Attention:  Vice President - Operations
          Telephone Number:   (912) 238-2250
          Telecopy Number:    (912) 944-1378

          (ii) Any Party shall be entitled to specify a different officer or address upon notice in writing to the other Parties.

     (e) SECTION HEADINGS NOT TO AFFECT MEANING. The descriptive headings of the various sections of this Agreement have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms and provisions hereof.

     (f) NO PARTNERSHIP. Notwithstanding any provision of this Agreement, none of the Parties intend to create hereby any joint venture, partnership, association taxable as a corporation, or other entity for the conduct of any business for profit either among themselves or with any one or more of the Participants.

     (g) TIME OF ESSENCE. Time is of the essence of this Agreement.

     (h) AMENDMENTS. This Agreement may be amended by and only by a written instrument duly executed by each of the Parties.

     (i) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon each of the Parties and their respective successors and upon their assigns pursuant to the provisions of Section 6(c), ALIENATION AND ASSIGNMENT, hereof. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies hereunder, except that any transferee of an ownership or ownership and leasehold interest in the Plant McIntosh CT Project or any portion or portions thereof, from any Participant in accordance with this Agreement and pursuant to an agreement under which the other Participants have been made third-party beneficiaries of such transferee's obligations thereunder shall be a third-party beneficiary of such other Participants' respective obligations hereunder and shall be deemed a Participant for all purposes of this Agreement.

     (j) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     (k) "AS IS" SALE. EXCEPT AND TO THE EXTENT AS OTHERWISE EXPRESSLY SET FORTH HEREIN OR IN ANY BILL OF SALE TO BE DELIVERED PURSUANT TO THIS AGREEMENT: (A) ANY PORTION OF THE CT COMMON FACILITIES EQUIPMENT TO BE CONVEYED HEREUNDER SHALL BE SOLD "AS IS" AND "WHERE IS"; (B) NEITHER GPC NOR SAVANNAH MAKES ANY REPRESENTATION OR WARRANTY WHATSOEVER IN THIS AGREEMENT, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY



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REPRESENTATION OR WARRANTY AS TO THE VALUE, QUANTITY, CONDITION,
SALABILITY, OBSOLESCENCE, MERCHANTABILITY, FITNESS OR SUITABILITY FOR USE OR WORKING ORDER OF ANY PORTION OF THE CT COMMON FACILITIES EQUIPMENT TO BE CONVEYED HEREUNDER; AND (C) NEITHER GPC NOR SAVANNAH REPRESENT OR WARRANT THAT THE USE OR OPERATION OF ANY PORTION OF THE CT COMMON FACILITIES EQUIPMENT CONVEYED HEREUNDER WILL NOT VIOLATE PATENT, TRADEMARK OR SERVICE MARK RIGHTS OF ANY THIRD PARTIES. GPC AND SAVANNAH ARE WILLING TO PURCHASE THOSE PORTIONS OF THE CT COMMON FACILITIES EQUIPMENT CONVEYED HEREUNDER "AS IS" AND "WHERE IS" SUBJECT TO AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT. Notwithstanding the foregoing, GPC and Savannah shall have the benefit, consistent with their ownership and leasehold interests in the Plant McIntosh CT Project, of all manufacturers' and vendors' warranties and all patent, trademark and service mark rights running to GPC and Savannah, respectively, in connection with the Plant McIntosh CT Project.

     (l) COMPUTATION OF PERCENTAGE UNDIVIDED OWNERSHIP INTEREST. Notwithstanding any other provision of this Agreement, whenever, pursuant to any provision of this Agreement, any action is required to be agreed to or taken by any one or more of the Participants hereunder (other than any action to be taken by Savannah in its capacity as Agent hereunder), (i) only those Participants not in default in the payment of any amounts (together with interest, if appropriate) required under any provisions of this Agreement or the Operating Agreement at the time such action is to be agreed to or taken shall have the right to participate in such agreement or the taking of such action, and (ii) the computation of the aggregate Pro Forma Ownership Interest in the Plant McIntosh CT Project of the Participants agreeing to or taking any such action shall be based solely upon the Pro Forma Ownership Interests in the Plant McIntosh CT Project of the Participants not so in default.

     (m) SUCCESSOR AGENT. In the event that Savannah (or any successor Agent) is removed as Agent for the Participants hereunder or under the Operating Agreement or in the event Savannah (with prior written approval from the Participants which shall not be unreasonably withheld) assigns its responsibilities as Agent, any successor Agent for the Participants as contemplated hereby shall exercise all of the rights and powers and shall be subject to all of the duties and obligations of Savannah as Agent hereunder or under the Operating Agreement and shall be subject to removal by the Participants in the same manner as Savannah, and Savannah shall take all action and execute (and file where appropriate) all documents and instruments which shall be requested by the successor Agent to effect the transfer to such successor Agent of such rights,

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powers, duties and obligations, including, but not limited to, taking such actions and executing such documents and instruments necessary to enable the successor Agent to operate and maintain those facilities and equipment of Plant McIntosh owned by Savannah which provide support services to the Plant McIntosh CT Project.

     (n) THE PLANT MCINTOSH CT UNITS. In the event that at any time the same party shall not serve as Agent with respect to all the Plant McIntosh CTs, Participants mutually agree (and agree to exercise their reasonable best efforts to obtain the agreement of any other Agent), if any or more than one of them is an Agent with respect to any of the Plant McIntosh CTs, to exercise the rights, powers, duties and obligations of an Agent hereunder and under the Operating Agreement in such a manner as will not unreasonably interfere with the rights of any Participant under this Agreement or the Operating Agreement.

     (o) INSPECTION PRIOR TO EXECUTION AND DELIVERY AND PRIOR TO CLOSING. Prior to the Execution and Delivery, GPC shall have the right to inspect the GPC Plant McIntosh CTs Site and the CT Common Facilities Site and prior to the Closing GPC shall have the right to inspect that portion of the CT Common Facilities equipment to be conveyed to GPC at the Closing. During such inspections, GPC may take pictures for the purpose of determining the inventory of personal property located at the CT Common Facilities Site and for such other purposes as may be reasonably requested by GPC in connection with the Execution and Delivery and the Closing and the consummation of the transactions contem-plated hereby.

     (p)   CONTINUING DUE DILIGENCE.

          (i) From the date hereof and until the consummation of the Execution and Delivery, GPC shall, in addition to any other rights conferred otherwise hereunder or under the Operating Agreement, be entitled to conduct such reasonable review of the GPC Plant McIntosh CTs Site and the CT Common Facilities Site as it may reasonably deem appropriate.

          (ii) From the date hereof and until the consummation of the Closing, GPC shall, in addition to any other rights conferred otherwise hereunder or under the Operating Agreement, be entitled to conduct such reasonable review of that portion of the CT Common Facilities equipment being conveyed to GPC at the Closing as it may reasonably deem appropriate.

         (iii) The reviews described in subsections (i) and (ii) of this Section 10(p) shall be collectively referred to herein as "Due Diligence."

     (q) SEVERAL AGREEMENTS. The agreements and obligations of the Participants set forth in this Agreement shall be the several, and not joint, agreements and obligations of the Participants.

     (r)   SPECIAL PROVISIONS RELATING TO THE CT COMMON
FACILITIES.

            (i) The CT Common Facilities shall be used for the mutual benefit and enjoyment of the Participants and in such a manner as will not unreasonably interfere with the use, benefit and enjoyment of any Participant. No area of the CT Common Facilities may be used exclusively by less than all the Participants without the approval of all Participants; provided, however, that if such use is essential to the operation of any of the Plant McIntosh CTs, such approval will not be unreasonably withheld.

           (ii) For purposes of the various provisions of this Agreement and of the Operating Agreement permitting or requiring the vote, consent, concurrence or approval of the Participants owning a designated percentage undivided ownership interest in the Plant McIntosh CT Project, the Plant McIntosh CTs or the CT Common Facilities, a Participant's percentage undivided ownership interest in the Plant McIntosh CT Project, the Plant McIntosh CTs or the CT Common Facilities at any particular time shall be deemed to be equivalent to that Participant's Pro Forma Ownership Interest at such time.

     (s) CONSTRUCTION OF "INCLUDING". Wherever the term "including" is used in this Agreement, such term shall not be construed as limiting the generality of any statement, clause, phrase or term and shall not be deemed to exclude any person or thing otherwise within the meaning of the statement, clause, phrase or term which it modifies.

     (t) NO DELAY. No disagreement or dispute of any kind between or among any of the Participants concerning any matter, including, without limitation, the amount of any payment due from any Participant or the correctness of any charge made to any Participant, shall permit any Participant to delay or withhold any payment pursuant to this Agreement.

     (u)  OBLIGATION TO CONVEY INTERESTS IN THE CT COMMON
FACILITIES.

            (i)  The obligations of Participants under this
     Section 10(u) are subject to Section 7(c), APPROVALS, hereof. In the event that any one or more Participants serve notice that they plan to construct one or more of the Additional Plant McIntosh CTs, each Participant agrees that it shall proceed diligently to a closing in accordance with subsections (ii), (iii), (iv) and (v) of this Section 10(u) to effect (A) a sale and purchase of such percentage ownership interest in the CT Common Facilities (other than the CT Common Facilities Site) as is necessary to adjust each Participant's percentage ownership interest in the CT Common Facilities (other than the CT Common Facilities Site) to a percentage equivalent to each Participant's respective Pro Forma Ownership Interest, and (B) an amendment to the Lease so as to adjust GPC's leasehold interest in the CT Common Facilities Site to a percentage equivalent to GPC's Pro Forma Ownership Interest.

           (ii) Not more than 30 days following the date any Participant serves a notice that such Participant plans to construct one or more of the Additional Plant McIntosh CTs, each Participant owning such Additional Plant McIntosh CTs, shall deliver to the other Participants notices specifying the date on which the closing described in subsection (i) of this Section 10(u) shall occur. Following receipt of each such notice, each Participant shall proceed diligently to such closing, which, if GPC is serving such notice, shall coincide with the respective closing described in Section 4(d), AMENDMENT TO LEASE IN CONNECTION WITH THE CONSTRUCTION OF ONE OR MORE ADDITIONAL PLANT MCINTOSH CTS, hereof. At such closing, there shall be delivered to GPC or to Savannah, as the case may be, (A) a bill of sale, with respect to the sale described in subsection (i)(A) of this
     Section 10(u), equivalent in form to Exhibit D of this Agreement, and (B) an amendment to the Lease, with respect to the conveyance of the leasehold interest described in subsection (i)(B) of this Section 10(u), with a term commensurate with the term of the Lease described in Section 4(a), LEASE OF LAND, hereof. At such closing, there shall also be delivered to GPC or to Savannah, as the case may be, a properly executed Release of that portion of the CT Common Facilities being conveyed from the holder of any and all mortgages, deeds to secure debt or other security interests in such undivided ownership interests and leasehold interests.

          (iii) The purchase price for each conveyance of a percentage undivided ownership interest in the CT Common Facilities (other than the CT Common Facilities Site) pursuant to subsection (i)(A) of this Section 10(u), shall be book value. Such purchase price shall be payable at the closing in immediately available funds.

           (iv) The reduction or increase in the Rent paid by GPC, as the case may be, for each conveyance of a leasehold interest in the CT Common Facilities Site pursuant to subsection (i)(B) of this Section 10(u), shall be the original book cost of that percentage of the CT Common Facilities Site being conveyed multiplied by Savannah's weighted cost of pretax capital as of December 31, 1991.

            (v) From time to time after each closing pursuant to this Section 10(u), the Participants shall execute and deliver such other instruments of conveyance and transfer as may be necessary or appropriate or as any of them may reasonably request to vest the percentage undivided ownership interest and leasehold interest in the CT Common Facilities being conveyed at such closing, including without limitation, any necessary easements appurtenant thereto.

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                               -73-

     IN WITNESS WHEREOF, the undersigned Parties hereto have duly executed this Agreement under seal as of the date first above written.

          Signed, sealed and delivered       GEORGIA POWER COMPANY, as a
          in the presence of:                Participant


          ___________________________        By:  ________________________

          ___________________________        Attest:  ____________________
          Notary Public
                                                       (CORPORATE SEAL)



          Signed, sealed and delivered       SAVANNAH ELECTRIC AND
          in the presence of:                POWER COMPANY, as Agent
                                             and as a Participant

          ___________________________        By:  _________________________

          ___________________________        Attest:  _____________________
          Notary Public
                                                       (CORPORATE SEAL)


























